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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
___________

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Material

☐ Soliciting Material under §240.14a-12

Simulations Plus, Inc.
(Name of Registrant as Specified In Its Charter)
______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
______________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held February 9, 2023
Notice is hereby given that the Annual Meeting of Shareholders (“Meeting”) of Simulations Plus, Inc., a California corporation (the “Company”), will be held on Thursday, February 9, 2023, at 2:00 p.m. Pacific Time. We have adopted a completely virtual format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Meeting virtually via the Internet at www.virtualshareholdermeeting.com/SLP2023, where you will also be able to vote electronically and submit questions. You may also attend the Meeting by proxy and may submit questions ahead of the Meeting through the designated website. For further information about the virtual Meeting, please see the Questions and Answers about the Meeting beginning on the first page of the accompanying Proxy Statement. The purpose of the Meeting is as follows:

1.To elect five individuals to serve on the Company’s Board of Directors until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified, subject to prior death, resignation, or removal;
2.To ratify the selection of Rose, Snyder, & Jacobs LLP (“RSJ”) as the independent registered public accounting firm for the Company for the fiscal year ending August 31, 2023;

3.To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), in substantially the form attached hereto as Exhibit A, to increase the number of shares authorized for issuance thereunder from 1,300,000 shares to 1,550,000 shares of common stock of the Company;

4.To approve on an advisory, nonbinding basis, named executive officer compensation; and
5.To consider and transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
All shareholders are cordially invited to attend the Meeting, although only shareholders of record at the close of business on December 14, 2022, the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting. A list of shareholders entitled to vote at the Meeting will be open to inspection by the shareholders for a period of 10 days prior to the Meeting. If you would like to inspect the shareholder list, email renee@simulations-plus.com. The list of shareholders will also be available during the Meeting itself through the Meeting website for those shareholders who choose to attend.
Our Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its shareholders. Therefore, the Board of Directors has approved each proposal and recommends that you vote FOR all of the foregoing proposals.
Shares can be voted at the Meeting only if the holder thereof is present virtually or represented by a proxy. To ensure that your shares are represented at the Meeting, we urge you to vote your shares promptly by proxy over the Internet, by phone, or by mail by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, you may vote by marking, dating, and signing the enclosed proxy card and returning it in the postage-paid envelope provided. We encourage you to do so even if you plan to attend the Meeting virtually. The prompt voting of your shares, regardless of the number you hold, will aid the Company in reducing the expense of additional proxy solicitation. You may revoke your proxy at any time before it has been voted at the Meeting. Please note that dissenters’ rights are not available with respect to the proposals to be voted on at the Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 9, 2023. This notice of meeting, the accompanying proxy statement, and our annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, will be available on or about December 30, 2022 on www.proxyvote.com and on our website, www.simulations-plus.com.

By Order of the Board of Directors
/s/ Will Frederick
Will Frederick
Secretary
December 23, 2022

Simulations Plus, Inc.
42505 10th Street West
Lancaster, CA 93534
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 9, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Simulations Plus, Inc. (“we,” “us,” “our,” “Simulations Plus” or the “Company”) is making proxy materials, including this proxy statement (the “Proxy Statement”) and the related proxy card, available to its shareholders electronically via the Internet because its Board of Directors (the “Board”) is soliciting proxies to vote at the Annual Meeting of Shareholders (“Meeting”). The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended August 31, 2022 (the “Annual Report”) and vote via the Internet, by phone, or by mail are first being mailed to our shareholders of record entitled to vote at the Meeting on or about December 14, 2022. The Meeting is scheduled to be held on February 9, 2023, at 2:00 p.m. Pacific Time, via live webcast through www.virtualshareholdermeeting.com/SLP2023. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable) to vote your shares. This solicitation is for proxies for use at the Meeting or at any reconvened meeting after an adjournment or postponement of the Meeting.
What am I voting on?
There are four matters scheduled for a vote at the Meeting:

Proposal No. 1 – To elect five individuals to serve on the Board until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified, subject to prior death, resignation, or removal.
Proposal No. 2 – To ratify the selection of Rose, Snyder, & Jacobs LLP (“RSJ”) as our independent registered public accounting firm for the fiscal year ending August 31, 2023.

Proposal No. 3 – To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), in substantially the form attached hereto as Exhibit A, to increase the number of shares authorized for issuance thereunder from 1,300,000 shares to 1,550,000 shares of common stock of the Company (the “Plan Amendment”).

Proposal No. 4 – To approve on an advisory, nonbinding basis, named executive officer compensation.
Who can vote at the Meeting?
Only shareholders of record as of the close of business on December 14, 2022, the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting. The Company’s common stock is its only class of voting securities. As of the record date, December 14, 2022, there were 20,313,755 shares of the Company’s common stock issued and outstanding.
Am I a shareholder of record for purpose of the Meeting?
If, as of the close of business on December 14, 2022, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are the shareholder of record for purposes of the Meeting.

What if my shares are held in an account at a brokerage firm, bank, or dealer?
If, as of the close of business on December 14, 2022, your shares were held in an account at a brokerage firm, bank, or dealer (commonly referred to as being held in “street name”), and these proxy materials are being forwarded to you by the organization holding your account, the organization holding your account is considered the shareholder of record with respect to your shares for purposes of the Meeting, and you are considered the beneficial owner of such shares. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.
How do I vote?

With respect to the election of directors, you may vote “for” all of the nominees proposed by the Board, withhold your vote for all of such nominees, or vote for all of such nominees except those that you specify you would like to withhold your vote for. With respect to each of the (i) ratification of RSJ as our independent registered public accounting firm, (ii) approval of the Plan Amendment, and (iii) approval on an advisory, non-binding basis, of named executive officer compensation, you may vote “for” or “against” or abstain from voting altogether.

To be timely, your voting instructions must be received no later than 11:59 p.m., Eastern Time, on February 8, 2023. Please note that you may still attend the Meeting and vote virtually during the Meeting, even if you have already voted by phone or by proxy via either the Internet or mail.
Shareholders of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote your shares by proxy over the Internet, or by phone or mail by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received, or, if you requested to receive printed proxy materials, you may vote by marking, dating, and signing the enclosed proxy card and returning it in the postage-paid envelope provided. Additionally, you may vote your shares virtually at the Meeting by visiting www.virtualshareholdermeeting.com/SLP2023 and using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).
Beneficial Owner: Shares Held in “Street Name”
If you are a beneficial owner of shares held in “street name,” you should have received instructions from the organization holding your shares that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the voting process of such organization. Alternatively, you may vote virtually at the Meeting by visiting www.virtualshareholdermeeting.com/SLP2023 and using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). However, in order to do so, you must obtain a “legal” proxy from the organization holding your shares and present it and proof of identification to the inspector of elections at the Meeting. Please contact the organization that holds your shares if you wish to obtain a “legal” proxy.
Regardless of how your shares are held, and whether or not you plan to attend the Meeting, we encourage you to vote your shares via the Internet or by returning a proxy card to ensure that your vote is counted.
If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?
If your shares are held in “street name” and you do not instruct your broker or other nominee on how to vote your shares, your broker or other nominee may exercise its discretion to vote your shares only on “routine” matters.
The election of directors is considered a nonroutine matter. Consequently, without your voting instructions, your broker or other nominee cannot vote your shares on this proposal.
The proposal to ratify the selection of RSJ as our independent registered public accounting firm is considered a routine matter. Therefore, your broker or other nominee will be able to vote on that proposal, even if it does not receive voting instructions from you.

The Plan Amendment is considered a nonroutine matter. Consequently, without your voting instructions, your broker or other nominee cannot vote your shares on this proposal.

The proposal to approve on an advisory, nonbinding basis, named executive officer compensation is considered a nonroutine matter. Consequently, without your voting instructions, your broker or other nominee cannot vote your shares on this proposal.
How are votes counted?
Votes will be counted by the Company’s corporate secretary, who will separately count “for” and “against” votes (other than with respect to the election of directors, as to which there is no “against” vote, and there is a “withheld” vote instead), abstentions, and “broker non-votes.”
If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“for” each of the director nominees identified herein, “for” each other proposal, and in the discretion of the proxy holder on any other matters that properly come before the Meeting).
What is a “broker non-vote”?
A “broker non-vote” occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “nonroutine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “nonroutine” matters. Under the rules and interpretations of the New York Stock Exchange, “nonroutine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, dissolutions, or shareholder proposals.
How many “for” votes are needed to approve each proposal?

Proposal No. 1: The election of directors will be decided by a plurality of votes cast. Accordingly, the five nominees receiving the highest number of “for” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 2: The ratification of the selection of RSJ as our independent registered public accounting firm must receive a “for” vote from the holders of a majority of the shares of our common stock represented and voting at the Meeting. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting; this means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. Abstentions and broker non-votes, if any, will have no effect. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

Proposal No. 3: The Plan Amendment requires the affirmative vote of a majority of the shares of common represented and voting at the Meeting. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting; this means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. Abstentions and broker non-votes will have no effect.

Proposal No. 4: To be approved on an advisory basis, executive compensation requires the affirmative vote of a majority of the shares of common stock represented and voting at the Meeting. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting; this means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. Abstentions and broker non-votes will have no effect.
How many votes do I have?
Each shareholder of record as of December 14, 2022, is entitled to cast one vote for each share of our common stock held on each matter to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors.

Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected, which is five, multiplied by the number of shares such shareholder is entitled to vote. This total number of votes may be cast for one nominee or may be distributed among as many nominees as the shareholder desires. Under California law, no shareholder can cumulate votes unless, prior to voting at the Meeting, such shareholder or any other shareholder entitled to vote has given notice of his or her intention to cumulate his or her votes at the Meeting. If any shareholder properly gives such notice, then all shareholders may cumulate their votes for the election of directors. Our Board does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event shares represented by proxies solicited by this Proxy Statement may be cumulated at the discretion of the proxy holders, in accordance with the recommendation of our Board.
What is the quorum requirement?
A quorum of shareholders is necessary to hold the Meeting. A quorum will be present if at least a majority of the outstanding shares of our common stock as of the record date are present either virtually or by proxy at the Meeting. On the record date, December 14, 2022, there were 20,313,755 shares outstanding and entitled to vote. Accordingly, 10,156,878 shares must be present either virtually or by proxy at the Meeting to establish a quorum at the Meeting.
If you submit a valid proxy (by Internet, phone, or mail), regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Meeting for purposes of determining a quorum. Broker non-votes will also be counted as present at the Meeting for purposes of determining a quorum. If there is no quorum, a majority of the shares present either virtually or by proxy at the Meeting may adjourn the Meeting to another date.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
If you receive more than one Notice of Internet Availability of Proxy Materials, then your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials you receive to ensure that all of your shares are voted at the Meeting.
What if I vote online or return a proxy card but do not make specific choices?
If you vote online, or return a signed and dated proxy card, without marking any voting selections, all of your shares will be voted “for” the election of each of the nominees for director described herein, “for” the ratification of RSJ as our independent registered public accounting firm, “for” the approval of the Plan Amendment, and “for” the named executive officer compensation. If any other matter is properly presented at the Meeting, your proxy (one of the individuals named on your Notice of Internet Availability of Proxy Materials or on your proxy card) will vote your shares using his or her best judgment.
Can I change my vote after submitting my proxy?
You can change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the Meeting. You may revoke your proxy in one of three ways:
•By delivering to our corporate secretary (c/o Will Frederick, Simulations Plus, Inc. 42505 10th Street West, Lancaster, CA 93534) a duly executed proxy bearing a date later than the date of the proxy you wish to revoke. Such later-dated proxy must be delivered before voting begins at the Meeting.
•By delivering to our corporate secretary (c/o Will Frederick, Simulations Plus, Inc. 42505 10th Street West, Lancaster, CA 93534) a written notice of revocation dated later than the date of the proxy you wish to revoke. Such written notice of revocation must be delivered before voting begins at the Meeting.
•By attending the Meeting and voting virtually. Bear in mind that simply attending the Meeting will not, by itself, revoke your proxy. In addition, please recall that if you are a beneficial owner of shares held in “street name” and wish to vote virtually at the Meeting, you must obtain a “legal” proxy from the organization holding your shares and present it to the inspector of elections, along with proof of identification, at the Meeting.
Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.
Are dissenters’ rights available with respect to any proposal?
Dissenters’ rights are not available with respect to any proposal to be voted on at the Meeting.

How can I find out the results of the voting at the Meeting?
Preliminary voting results are expected to be announced at the Meeting. We will report final voting results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Meeting.
Who is paying for this proxy solicitation?
We are soliciting proxies from our shareholders on behalf of our Board and will pay for all costs incurred in connection with such solicitation. In addition to soliciting proxies by this Proxy Statement, our directors and employees may also solicit proxies virtually at the Meeting, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Nomination of Directors
The Nominating & Corporate Governance Committee of the Board is charged with making recommendations to the Board regarding qualified candidates to serve as members of the Board. The Nominating & Corporate Governance Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a strong board of directors with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating & Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating & Corporate Governance Committee considers the following factors:
(1)The appropriate size of the Board;
(2)The Company’s needs with respect to particular talents and experience of its directors;
(3)The knowledge, skills, and experience of nominees in technology, business, finance, administration, and the health care information technology and data analytics software and services industry; and
(4)Relevant Nasdaq, SEC, California, and Investor recommendations and requirements.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating & Corporate Governance Committee may also consider such other factors as it deems to be in the Company’s and its shareholders’ best interests. The Nominating & Corporate Governance Committee states in its charter that it is committed to consideration of qualified directors of diverse gender, race, age, color, religion, national origin, sexual orientation, genetic information, marital status, disability, or covered veterans’ status, and seeks nominees from a broad variety of sources. Furthermore, the Nominating & Corporate Governance Committee is committed to complying with the diversity requirements recently adopted by Nasdaq and the State of California, to the extent applicable to the Company. The Nominating & Corporate Governance Committee believes it is appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of an “independent director” under Nasdaq listing standards.
The Nominating & Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination, but the Nominating & Corporate Governance Committee at all times seeks to balance the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, the Nominating & Corporate Governance Committee’s policy is to not renominate that member for reelection. The Nominating & Corporate Governance Committee identifies the desired skills and experience of a new nominee, and then uses its network of contacts to compile a list of candidates.

We do not have a formal policy concerning shareholder recommendations of nominees for director to the Nominating & Corporate Governance Committee as, to date, we have not received any recommendations from shareholders requesting the Nominating & Corporate Governance Committee to consider a candidate for inclusion among the Nominating & Corporate Governance Committee’s slate of nominees in our proxy statement. Shareholders wishing to recommend a candidate may do so by sending a written notice to the Nominating & Corporate Governance Committee, Attn: Chairman, Simulations Plus, Inc., 42505 10th Street West, Lancaster, CA 93534, naming the proposed candidate and providing detailed biographical and contact information for such proposed candidate. At the sole discretion of the Nominating & Corporate Governance Committee, a third-party consultant may be engaged at an appropriate fee, to help evaluate such candidates for membership to the Board. If the Nominating & Corporate Governance Committee recommends the proposed candidate to the Board, and the Board approves the nomination, the proposed candidate’s name will be included in the Company’s proxy statement for election by the Company’s stockholders at the appropriate time; provided, however, that stockholder approval will not be require to appoint a new director to fill a vacancy on the board other than in connection with an annual meeting of the Company’s stockholders.

There are no arrangements or understandings between any of our directors, nominees for directors or officers, or any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee, or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficial owner of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries (either current or previous), and none of such persons has a material interest adverse to the Company or any of its subsidiaries (either current or previous). Other than as disclosed below, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no familial relationships between any officers and directors of the Company.
The Nominating & Corporate Governance Committee has recommended, and the Board has nominated, Dr. Walter S. Woltosz, Dr. John K. Paglia, Dr. Daniel Weiner, Dr. Lisa LaVange and Sharlene Evans as nominees for election as members of our Board at the Meeting. At the Meeting, five directors will be elected to the Board.
Information Concerning Directors

NAME	AGE	POSITION WITH THE COMPANY	ELECTED DIRECTOR SINCE
Dr. Walter S. Woltosz	77	Chairman of the Board	1996
Dr. John K. Paglia	55	Director	2014
Dr. Daniel Weiner	72	Lead Independent Director	2017
Dr. Lisa LaVange	69	Director	2019
Sharlene Evans	58	Director	2021

DR. (HON) WALTER S. WOLTOSZ is a cofounder of the Company, served as its Chief Executive Officer until June 26, 2018, and has served as Chairman of the Board from incorporation in July 1996. As author/coauthor of over 70 technical publications, conference papers, and two book chapters over 25 years, his expertise in pharmacokinetics and machine-learning methodology for pharmaceutical research is well-recognized. He is also a significant investor in, and independent director of, the Vulcan Line Tools Corporation in Birmingham, Alabama. Prior to cofounding the Company, Dr. Woltosz served in the United States Air Force as a missile systems analyst; as an electronics engineer with the Federal Aviation Administration; with Northrop Services developing simulation/optimization software for the space shuttle ascent trajectory; and with the Thiokol corporation, Air Force Rocket Propulsion Laboratory, and United Technologies Corporation Chemical Systems Division as a rocket motor engineer. In 1981, he established Words+, Inc., a company that designs, manufactures, and sells computer-based communication systems, including the system formerly used by Professor Stephen Hawking. Dr. Woltosz holds the Distinguished Auburn Engineer Award, Auburn Alumni Association Lifetime Achievement Award, and is a member of the State of Alabama Engineering Hall of Fame. He is a member of the Auburn Alumni Engineering Council, the Engineering Keystone Society, the Engineering Eagles Society, and the Engineering Ginn Society, as well as the 1856 Society and the Pat Dye Society. Mr. Woltosz holds Bachelor’s and Master’s degrees in aerospace engineering, and an honorary Doctor of Science (D.Sc.) from Auburn University, as well as a Master’s degree in administrative science from the University of Alabama. We believe that Dr. Woltosz’s knowledge of the industry and his 40 years of experience running Simulations Plus and Words+ makes him a qualified candidate for the Board.
DR. JOHN K. PAGLIA, a recipient of several prestigious honors for his work in the financing and capital markets space, has been a director of the Company and Chair of the Audit Committee since December 3, 2014. Additionally, he is an independent director for Aeluma, Inc. and is an advisor to a number of private equity and venture funds and startup companies. At Pepperdine University’s Graziadio Business School, he is a tenured Professor of Finance where his specialty areas are venture capital, private equity, corporate finance, business valuations, and mergers and acquisitions (“M&A”). In addition, he held a number of leadership positions at Pepperdine University since joining in 2000, most recently as Senior Associate Dean where he had oversight for nearly 200 business school faculty members and key strategic projects including advancing diversity, equity, and inclusion initiatives. Dr. Paglia holds a Ph.D. in finance, an MBA, a B.S. in finance, and is a Certified Public Accountant, Chartered Financial Analyst, and is NACD Directorship Certified™. We believe his knowledge of technical accounting issues and business experience qualify him as an expert in financial matters and as a qualified candidate for the Board.

DR. DANIEL WEINER has been a director of the Company since May 1, 2017. Dr. Weiner graduated from the University of Kentucky with a doctoral degree in Mathematical Statistics, with an emphasis on compartmental modeling. Dr. Weiner has served as an expert consultant to the U.S. Food and Drug Administration (“FDA”) on pharmacokinetic modeling and bioequivalence assessment and is the 2022 American Society for Clinical Pharmacology & Therapeutics (ASCPT) recipient of the Sheiner-Beal Award in Pharmacometrics. Dr. Weiner has held senior management positions at companies such as Merrell Dow Pharmaceuticals; Statistical Consultants, Inc. (founder); Syntex Development Research; Certara Inc.; Pharsight Corp.; Quintiles, Inc. (now IQVIA); and IVAX Research, where he had operational responsibilities as well as assisting with M&A activities. Dr. Weiner is an Adjunct Professor with the Division of Pharmacotherapy and Experimental Therapeutics in the School of Pharmacy, University of North Carolina. He is the original designer/author of the WinNonlin family of PK/PD Modeling Software and is the co-author of Pharmacokinetic and Pharmacodynamic Data Analysis: Concepts and Applications. Dr. Weiner previously served as a Board member of DILIsym Services, Inc. (“DILIsym”), which was merged into the Company in September 2021 and is now a division of Simulations Plus, Inc. We believe that Dr. Weiner’s extensive industry knowledge, expertise, and experience make him a qualified candidate for the Board.

DR. LISA LAVANGE has been a director of the Company since May 1, 2019. Dr. LaVange graduated from the University of North Carolina with a doctoral degree in Biostatistics. Dr. LaVange currently serves as Professor and Chair of the Department of Biostatistics in the Gillings School of Global Public Health at the University of North Carolina. From 2011 to 2017, Dr. LaVange served as Director of the Office of Biostatistics in the Center for Drug Evaluation and Research (“CDER”) at the FDA, where she oversaw more than 200 statisticians and other staff members involved in the development and application of statistical methodology for drug regulation. She was a leader in developing and assessing the effectiveness and appropriateness of innovative statistical methods intended to accelerate the process from drug discovery to clinical trials to FDA approval and patients’ benefit. Previously, she worked at one of the world’s largest pharmaceutical outsourcing services companies, Quintiles, Inc. (now IQVIA), serving as Vice President of Biostatistics for her last three years there, and as Vice President, Biostatistics and Data Management, for Inspire Pharmaceuticals, Inc. Dr. LaVange is an elected fellow of the American Statistical Association (“ASA”), was the 2018 ASA President, and served on the ASA Board of Directors from 2017-2019 (and as Chair in 2018). She is also the former president of the Eastern North American Region of the International Biometric Society (“ENAR-IBS”) and former ENAR-IBS Board member. She is the recipient of numerous awards in clinical, statistical, and regulatory science, including the 2020 award for Outstanding Contribution to Health in the Americas Region from the Drug Information Association. We believe that Dr. LaVange’s extensive experience, knowledge, and industry expertise, make her a qualified candidate for the Board.
SHARLENE EVANS was appointed as a director of the Company as of December 1, 2021. Ms. Evans received a Bachelor’s degree in Industrial Engineering from Auburn University, and graduated from Purdue University with a Master’s degree in Industrial Engineering. Ms. Evans has a proven track record in executing large-scale improvement projects across complex, multi-site organizations for Fortune 500 clients. She currently serves as a Principal Director at Accenture, where she leads deployment of capabilities in organization design, change management, and leadership development as part of client transformation projects. Prior to Accenture’s acquisition of Myrtle Consulting Group, a change management and sustainability consulting firm, Ms. Evans served as the Chief People Officer at Myrtle Consulting Group, where she was responsible for the internal people processes to support Myrtle employees. Ms. Evans also led the team responsible for the development and delivery of the people and organization capabilities and service offerings provided to Myrtle clients. Prior to joining Myrtle, Ms. Evans was the Vice President of People and Organization at SSA & Company from January 2016 to June 2019. Her prior consulting experience also includes Hitachi Consulting, Celerant Consulting, and Ernst & Young Consulting. We believe that Ms. Evans’ executive record, with over 25 years of experience in operations, human resources, and personnel development, makes her a qualified candidate for the Board.
Vote Required

Each of the five nominees for director must be elected by a plurality of votes cast by holders of our common stock at the Meeting. If a quorum is present and voting at the Meeting, the five nominees receiving the highest number of “for” votes will be elected. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, “for” the election of each of the nominees named above.

Votes withheld from any nominee and broker non-votes will be counted only for purposes of determining a quorum and will have no effect on this proposal.
Board Recommendation
The Board recommends that you vote all of your shares “for” the election to the Board of each of the nominees described in this Proposal No. 1.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Background
The Audit Committee of the Board has selected Rose, Snyder, & Jacobs, LLP (“RSJ”) as our independent registered public accounting firm for the fiscal year ending August 31, 2023, and has further directed us to submit the selection of RSJ as our independent registered public accounting firm for ratification by the shareholders at the Meeting. Neither our governing documents nor any applicable laws require shareholder ratification of the selection of RSJ as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSJ to the shareholders for ratification as a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain RSJ. Even if the selection is ratified, however, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.
Independent Registered Public Accounting Firm Fee Information
The following table sets forth the aggregate fees billed by RSJ for the services indicated for each of the last two fiscal years:

	Fiscal Year Ended August 31, 2022	Fiscal Year Ended August 31, 2021
Audit Fees (1)	$386,000	$282,880
Audit-Related Fees (2)	$6,500	$14,020
Tax Fees (3)	$97,530	$143,415
All Other Fees	$—	$—
Total Fees	$490,030	$440,315
__________________
(1)Includes fees for (i) the audit of our annual financial statements for the fiscal years ended August 31, 2022, and 2021 included in our Annual Reports on Form 10-K, (ii) the review of our interim period financial statements for fiscal years 2022 and 2021 included in our Quarterly Reports on Form 10-Q, (iii) Sarbanes-Oxley audit-related services, and (iv) related services that are normally provided in connection with regulatory filings or engagements.
(2)Includes fees related to the audit of our 401K profit share plan and other assurance services.
(3)Represents the aggregate fees billed for tax compliance.

Audit Committee Policy Regarding Preapproval of Audit and Permissible Non-audit Services of Our Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures for the preapproval of all audit and non-audit services to be rendered by our independent registered public accounting firm. Under the policies and procedures, the Audit Committee generally preapproves specified services in defined categories up to specified amounts. Preapproval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case-by-case basis for specific tasks before engagement. The Audit Committee has delegated the preapproval of services to the chair of the Audit Committee who is required to report each preapproval to the full Audit Committee no later than its next meeting. All of the Audit Fees and Audit-Related Fees set forth in the table above were approved by the Audit Committee.
Vote Required

Approval of this Proposal No. 2 requires the affirmative “for” vote of holders of a majority of the shares of our common stock represented and voting at the Meeting. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting; this means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

Abstentions and broker non-votes, if any, will have no effect. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.
Board Recommendation
The Board recommends a vote “for” the ratification of the selection by the Audit Committee of RSJ as our independent registered public accounting firm for the fiscal year ending August 31, 2023.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO 2021 EQUITY INCENTIVE PLAN

At the Meeting, our shareholders will be asked to approve an amendment to our 2021 Plan, in the form attached hereto as Exhibit A, to increase the number of shares authorized for issuance thereunder from 1,300,000 shares to 1,550,000 shares of common stock of the Company (the “Plan Amendment”).

Background

On April 9, 2021, our Board approved, subject to shareholder approval, the adoption of our 2021 Plan. Our shareholders approved the 2021 Plan at that special meeting of shareholders held on June 23, 2021. On October 20, 2022, the Board approved, subject to shareholder approval, the Plan Amendment. If approved by our shareholders, the Plan Amendment will be effective as of the date of such approval.

The 2021 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including stock options, restricted stock awards, restricted stock units, stock bonus awards, and performance-based awards. The purposes of the 2021 Plan are:

•to promote the success and enhance the value of the Company by linking the personal interests of the Company’s officers, directors, employees, and service providers to those of the Company’s shareholders and, by providing such individuals with an incentive for performance, to generate returns to the Company’s shareholders; and

•to provide the Company flexibility to motivate, attract, and retain the services of officers, directors, employees, and service providers, upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

As of December 14, 2022, an aggregate of 1,300,000 shares of common stock were reserved for issuance under our 2021 Plan. As of December 14, 2022, approximately 682,907 shares of our common stock were subject to outstanding awards under the 2021 Plan and 603,218 shares of common stock were available for future awards under the 2021 Plan. The Board believes that an increase in the number of authorized shares of common stock is necessary for the continued optimal use of the 2021 Plan.

Reasons for Approval of Plan Amendment

The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to the Company’s business operations. We believe that adoption of the Plan Amendment will enhance our ability to attract and retain highly qualified officers, directors, employees, and service providers, and to motivate such individuals to serve the Company and to expend maximum effort to improve our business results by providing to those individuals an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The Plan Amendment will also allow us to continue to promote greater ownership in our Company by our officers, directors, employees, and service providers in order to align their interests more closely with the interests of our shareholders. Accordingly, the Board has determined that the number of shares available for issuance under the 2021 Plan should be increased so that we may continue our compensation structure and strategy.

If our shareholders do not approve the Plan Amendment at the Meeting, the Plan Amendment will not become effective, and the number of shares of common stock authorized for issuance under the 2021 Plan will remain at 1,300,000 shares of common stock.

Description of the 2021 Plan

The principal features of the 2021 Plan are summarized below; however, the summary is qualified in its entirety by reference to the 2021 Plan itself, a copy of which is attached as Exhibit 10.10 of our Annual Report.

Purposes

The 2021 Plan provides a means to retain the services of the group of persons eligible to receive awards, to secure and retain the services of new members of this group, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, as well as officers, non-employee directors, and service providers of the Company and its affiliates, are eligible to participate in the 2021 Plan.

Summary of Key Terms of the 2021 Plan

Plan Term:	Ten years.
Eligible Participants:	Employees (including officers), directors, and service providers of both the Company and its affiliates.
Shares Authorized:	1,300,000 shares of the Company’s common stock.
Award Types:	(i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock awards, (iv) Restricted Stock Units; (v) Stock Bonus awards; and (vi) Performance-Based Awards.
Vesting; Minimum Periods; Discretionary Vesting; Dividends on Unvested Shares:	Vesting schedules are determined by the administrator when each award is granted. Except as to a maximum of five percent (5%) of the number of shares reserved and available for grant and issuance under the 2021 Plan, any awards that vest on the basis of the participant’s continued service will have a minimum vesting period of one year (such requirement, the “Minimum Vesting Requirement”). In addition, the administrator may not use discretion to accelerate the vesting of plan awards (subject to a maximum five percent (5%) of shares under the 2021 Plan that may be accelerated) other than in connection with a death, disability or a change in control (where a participant terminates employment in certain situations or equity awards are not assumed or substituted for in the transaction). No dividends payments will be made on unvested shares subject to grants under the 2021 Plan, but instead any dividends will be deferred until the relevant awards become vested.
Award Terms:	Stock options have a term no longer than ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of the Company’s voting power, which have a term no longer than five years.
Repricing and Buyout Prohibited Without Shareholder Approval:	Repricing, or reducing the exercise price of outstanding options or any similar employee program, or buying out options, without shareholder approval is prohibited under the 2021 Plan.
Recoupment:	Awards (and gains realized with respect to such awards) under the 2021 Plan will be subject to recoupment to the extent that an executive officer is determined to have engaged in fraud or intentional illegal conduct materially contributing to a financial restatement, pursuant to a clawback or recoupment policy to be adopted by the Board, or required by law during a participant’s employment or service.

Administration

As permitted by the terms of the 2021 Plan, the Board has delegated administration of the 2021 Plan to the Compensation Committee of the Board. As used herein with respect to the 2021 Plan, the “Board” or “Board” refers to any committee the Board appoints as well as to the Board itself. Subject to the provisions of the 2021 Plan, the Board has the power to construe and interpret the 2021 Plan and awards granted under it and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. All decisions, determinations, and interpretations by the Board regarding the 2021 Plan shall be final and binding on all participants or other persons claiming rights under the 2021 Plan or any award.

In the discretion of the Board, a committee may consist solely of two or more nonemployee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has the power to delegate administration of the 2021 Plan to a committee composed of not fewer than two members of the Board.

Stock Subject to the 2021 Plan

Currently, an aggregate of 1,300,000 shares of common stock are reserved for issuance under the 2021 Plan. If this Proposal is approved by our shareholders, the number of shares of common stock reserved for issuance under the 2021 Plan will be increased to 1,550,000 shares. Shares issued under the 2021 Plan may be previously unissued shares or reacquired shares of the Company’s common stock bought on the market or otherwise.

If awards granted under the 2021 Plan expire or otherwise terminate without being exercised, or if any shares of common stock issued to a participant pursuant to an award are cancelled, forfeited to, or repurchased by the Company at the original purchase price, such shares of common stock again become available for issuance under the 2021 Plan. If any shares subject to an award are not delivered to a participant because such shares are withheld for the payment of taxes or the award is exercised through a “cashless exercise,” or if shares subject to an award are withheld to satisfy tax withholding obligations related to such award, such shares shall no longer be available for the grant of awards under the 2021 Plan. Notwithstanding the foregoing, and subject to the terms of the 2021 Plan, the aggregate maximum number of shares of common stock that may be issued as incentive stock options will be 1,300,000 shares of common stock, which maximum aggregate amount will increase to 1,550,000 shares if this Proposal is approved by our shareholders.

Eligibility

Incentive stock options may be granted under the 2021 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers and employees providing services to the Company or an affiliate in a foreign country through an agreement with such country or an agency), directors, and service providers of both the Company and its affiliates are eligible to receive all other types of awards under the 2021 Plan.

No incentive stock option may be granted under the 2021 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2021 Plan and all other such plans of the Company and its Affiliates) may not exceed $100,000.

Terms of Stock Options

The following is a description of the permissible terms of stock options issuable under the 2021 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options shall be determined by the Board.

Acceptable consideration for the purchase of common stock issued under the 2021 Plan will be determined by the Board and may include cash, common stock previously owned by the optionee, a deferred payment arrangement, the cashless exercise of the option, consideration received in a “cashless” broker-assisted sale, and other legal consideration approved by the Board.

Option Exercise. Stock options granted under the 2021 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. Such increments may be based on continued service to the Company over a certain period of time, the occurrence of certain performance milestones, or other criteria. Stock options granted under the 2021 Plan may be subject to different vesting terms. Except as to a maximum of 5% of the number of shares reserved and available for grant and issuance under the 2021 Plan, any options that vest on the basis of the participant’s continued service will have a minimum vesting period of one year. In addition, the plan administrator may not use discretion to accelerate the vesting of options (subject to a maximum 5% of shares under the 2021 Plan that may be accelerated) other than in connection with a death, disability, or a change in control (where a participant terminates employment in certain situations or equity awards are not assumed or substituted for in the transaction). To the extent provided by the terms of an option, a participant may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the option agreement.

Term. The maximum term of stock options issued under the 2021 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term of certain incentive stock options is five years. Stock options under the 2021 Plan generally terminate 60 days after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within six months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. If an optionee’s service with the Company, or any affiliate of the Company, ceases with cause, the option will terminate at the time the optionee’s service ceases. In no event may an option be exercised after its expiration date.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Nonstatutory stock options are transferable to the extent provided in the option agreement.

Terms of Stock Bonuses and Restricted Stock Awards

Stock bonus awards and restricted stock awards are granted through a stock bonus award agreement or restricted stock award agreement.

Payment. Subject to certain limitations, the purchase price for restricted stock or stock bonus awards must be at least the par value of our common stock. The purchase price for a stock purchase award may be payable in cash or any other form of legal consideration approved by the Board. Stock bonus awards may be granted in consideration for the recipient’s past services for the Company.

Vesting. Common stock under a restricted stock or stock bonus award agreement may be subject to a share repurchase option or forfeiture right in our favor, each in accordance with a vesting schedule and subject to the Minimum Vesting Requirement. If a recipient’s service relationship with us terminates, we may reacquire or receive via forfeiture all of the shares of our common stock issued to the recipient pursuant to a restricted stock or stock bonus award that have not vested as of the date of termination.

Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be transferred only as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Dividends. No dividend payments will be made on unvested shares of restricted stock, but instead, any dividends will be deferred until the relevant awards become vested.

No stock bonuses or restricted stock awards have been issued under the 2021 Plan through August 31, 2022.

Restricted Stock Unit Awards

Restricted stock unit awards are issued pursuant to a stock unit award agreement.

Payment. Subject to certain limitations, the consideration, if any, for restricted stock unit awards must be at least the par value of our common stock. The consideration for a stock unit award may be payable in any form acceptable to the Board and permitted under applicable law.

Vesting and Settlement. The Board may impose any restrictions or conditions upon the vesting of restricted stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate consistent with the Minimum Vesting Requirement. Restricted stock unit awards may be settled in cash or shares of the

Company’s common stock, as determined by the Board. No dividend payments will be made on unvested restricted stock unit awards, but instead, any dividends will be deferred until the relevant awards become vested.

Termination of Service. If a restricted stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the restricted stock unit award is forfeited upon the recipient’s termination of service.

No restricted stock unit awards have been issued under the 2021 Plan through August 31, 2022.

Performance-Based Awards

The Board may grant awards under the 2021 Plan that are designated “Performance-Based Awards.” Generally, Performance-Based Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Board. If so determined by the Board, the business criteria used by the Board in establishing performance goals applicable to performance awards to our named executive officers will be selected from among the following: (i) net earnings (either before or after interest, taxes, depreciation, and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), (ii) return on net assets, (iii) return on shareholders’ equity, (iv) return on sales, (v) gross or net profit margin, (vi) working capital, (vii) earnings per share and price per share of common stock, or (viii) the achievement of certain milestones, customer retention rates, licensing, partnership, or other strategic transactions, or obtaining a specified level of financing for the Company, as determined by the Board, including the issuance of securities, or the achievement of one or more corporate, divisional or individual scientific or inventive measures.

No performance-based awards have been issued under the 2021 Plan through August 31, 2022.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or a change in corporate structure may change the type(s), class(es), and number of shares of common stock subject to the 2021 Plan and outstanding awards. In that event, the 2021 Plan will be appropriately adjusted as to the type(s), class(es), and the maximum number of shares of common stock subject to the 2021 Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effects of Certain Corporate Transactions

In the event of a merger, sale of all or substantially all of the assets of the Company, or other change of control transaction, unless otherwise determined by the Board, all outstanding awards will be subject to the agreement governing such merger, asset sale, or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: (i) the continuation of the award, (ii) the assumption of the award, (iii) the substitution of the award, or (iv) the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either continue, assume, or substitute the shares subject to the award pursuant to the terms of the 2021 Plan, or to pay the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares, then outstanding awards shall vest and become exercisable as to 100% of the shares subject thereto contingent upon the consummation of such change of control transaction.

Duration, Amendment and Termination

The Board may suspend or terminate the 2021 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2021 Plan will terminate on April 9, 2031, which is the tenth anniversary of the date of its adoption by the Board.

The Board has authority to amend or terminate the 2021 Plan. No amendment or termination of the 2021 Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. Additionally, no action may be taken by the Board without shareholder approval to (i) permit the repricing or buyout of outstanding stock options under the 2021 Plan, or (ii) otherwise implement any amendment required to be approved by shareholders to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein.

New Plan Benefits

At the present time, no specific determination has been made as to the grant or allocation of future awards under the 2021 Plan. Future awards to the Company’s executive officers and employees are discretionary. Therefore, at this time the benefits that may be received by the Company’s executive officers and other employees if the Company’s shareholders approve the Plan Amendment cannot be determined. Because the value of stock issuable to the Company’s non-employee directors under the 2021 Plan will depend on the fair market value of the Company’s common stock at future dates, it is not possible to determine exactly the benefits that might be received by the Company’s non-employee directors under the 2021 Plan.

Awards under the 2021 Plan as of the end of fiscal 2022:

	Number of Shares	Number of Options	Weighted Average Exercise Price for Options
Balance, beginning of the period (September 1, 2021)	3,240	16,750	$53.15
Granted	7,120	255,840	$42.13
Cancelled / Forfeited	—	(16,860)	$37.89
Balance, end of the period (August 31, 2022)	10,360	255,730	$43.13

Vested (and, in the case of options, exercisable), end of the period (August 31, 2022)	10,360	3,350	$53.15
Vested and expected to vest, end of the period (August 31, 2022)	10,360	249,331	$42.93

Current Awards under the 2021 Plan:

The following table summarizes the awards outstanding and shares available for grant under the 2021 Plan as of December 14, 2022, and the proposed increase in shares authorized for issuance pursuant to the Plan Amendment:

	Number of Shares and Options	Weighted Average Exercise Price of Options	Weighted average remaining term (in years)	As a % of Shares Outstanding (1)	Dollar Value (2)
Options Outstanding (3)	682,907	$43.62	9.53	3.36%	27,377,742
Shares issued to directors	13,875	N/A	N/A	0.07%	556,249
Shares available for grant	603,218	N/A	N/A	2.97%	24,183,010
Proposed increase in shares available for issuance under Restated Equity Plan (over existing share reserve under Existing Plan)	250,000	N/A	N/A	1.23%	10,022,500

(1)Based on 20,313,755 shares of our common stock outstanding as of December 14, 2022.
(2)Based on the closing price of our common stock on December 14, 2022, of $40.09 per share.
(3)The only type of awards that have been granted under our 2021 Plan as of December 14, 2022 were stock options.

In fiscal years 2020, 2021, and 2022, the number of awards granted under the company’s equity incentive plans were as follows:

2020	2021	2022
230,205	231,611	262,960

Federal Income Tax Information

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2021 Plan and is based upon laws, regulations, rules, and decisions now in effect, all of which are subject to change. The following summary is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2021 Plan. This summary does not describe any foreign, state, or local tax consequences, or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and references to the Company in this section include the applicable subsidiary, if any). This summary is not tax advice and is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2021 Plan. Tax consequences are not guaranteed.

Incentive Stock Options. Incentive stock options under the 2021 Plan are intended to be eligible for the federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may give rise to or increase alternative minimum tax liability for the participant.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards, Restricted Stock Units and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards, restricted stock units and stock bonuses granted under the 2021 Plan generally have the federal income tax consequences described below.

There generally are no tax consequences to the participant or the Company by reason of the grant of these awards. However, if the exercise price of a nonstatutory stock option can, at any time, be less than the fair market value of the stock on the grant date, Section 409A of the Code imposes ordinary income and employment tax liability on the participant as the option vests in an amount equal to the difference between the fair market value of the stock on the vesting date and the exercise price. In addition, Section 409A imposes a penalty of 20% of such amount and an interest charge. The Company would be responsible for withholding these tax amounts. Upon acquisition of the stock under any of these awards (or settlement of restricted stock units in cash), the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Dividends and Dividend Equivalent Rights. No taxable income should be recognized upon receipt of a dividend equivalent right award in connection with the receipt of another award under the 2021 Plan. A participant will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities, or other property, is paid on an unrestricted basis to the participant. The amount of that income will be equal to the fair market value of the cash, securities or other property received. The Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized, and the Company will generally be entitled to a business expense deduction equal to the amount of the taxable ordinary income recognized by the participant at the time the dividend or distribution is paid to such participant. That deduction will generally be taken for the taxable year in which such ordinary income is recognized.

Section 162(m) of the Code. Section 162(m) of the Code limits deductibility of compensation in excess of $1 million paid to certain executives. The Compensation Committee intends to maximize the tax deductibility of compensation paid to executive officers where possible. However, the Compensation Committee may authorize the payment of compensation to our executive officers that may not be deductible due to the limit imposed by Section 162(m) of the Code in order to continue to attract and retain superior talent.

Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive so-called excess parachute payments. A parachute payment is the value of any amount that is paid to Company officers (or other disqualified individuals) on account of a change in control. If total parachute payments from all sources, including but not limited to stock-based compensation plans, equal or exceed three times an officer’s (or other disqualified individual’s) base amount, meaning his or her five-year average taxable compensation, a portion of the parachute payments above one times the base amount will constitute an excess parachute payment. Because of Section 4999 of the Code, the officer (or other disqualified individual) must pay an excise tax equal to 20% of the total excess parachute payments. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the individual’s change in control payments. Moreover, because of Section 280G of the Code, the company paying the compensation is unable to deduct the excess parachute payment.

Benefits to which participants are entitled under the 2021 Plan and associated award agreements could constitute parachute payments under Sections 280G and 4999 of the Code if a change in control of the Company occurs. If this happens, the value of each participant’s parachute payment arising under the 2021 Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with the Company or a related entity, such as an employment agreement or a severance agreement.

Section 409A of the Code. Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Furthermore, if applicable, Section 409A of the Code imposes certain tax reporting on the Company if such deferred compensation does not comply with Section 409A requirements. Unless otherwise provided by the Compensation Committee, awards granted under the 2021 Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2021 Plan or any award granted under the 2021 Plan complies with or is exempt from Section 409A of the Code, and the Company will not have any liability to, or obligation to indemnify or hold harmless, any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

Effective Date

The Plan Amendment will be effective as of February 9, 2023, subject to shareholder approval.

Registration with the SEC

If the Plan Amendment is approved by our shareholders, the Company intends to file a registration statement on Form S-8, relating to the additional shares of our common stock that will be issuable under the 2021 Plan, with the SEC pursuant to the Securities Act as soon as practicable after approval of the Plan Amendment by our shareholders.

Vote Required

Approval of this Proposal No. 3 requires the affirmative “for” vote from holders of a majority of the shares of our common stock of a majority of the shares of common represented and voting at the Meeting. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting; this means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

Abstentions and broker non-votes will have no effect.
Board Recommendation

The Board of Directors unanimously recommends that you vote “for” approval of the Plan Amendment.

PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Background

In accordance with Section 14(a) of the Exchange Act, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs, which is sometimes referred to as “say on pay,” for our Named Executive Officers (as defined below). Accordingly, you may vote on the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Named Executed Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This vote is nonbinding. The Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board currently holds advisory votes on executive compensation every three years.

We believe our executive compensation is structured in the manner that best serves the interests of the Company and its shareholders. We encourage shareholders to read the accompanying compensation tables and the related narrative disclosures for more information about the Company’s executive compensation program.

Vote Required

To be approved on an advisory, nonbinding basis, this Proposal No. 4 must receive an affirmative “for” vote from the holders of a majority of the shares of common stock represented and voting at the Meeting. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting; this means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

Abstentions and broker non-votes will have no effect.
Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the approval of the Named Executive Officer compensation as disclosed in the accompanying compensation tables and the related narrative disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 14, 2022, regarding the beneficial ownership of our common stock by (a) each person known to the Company to own beneficially more than 5% of our common stock, (b) each of our directors and director nominees, (c) each of our Named Executive Officers (as defined below), and (d) all of our current directors and executive officers as a group. Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with SEC by or on behalf of the shareholders listed below.
The percent of class is calculated based on 20,313,755 shares of our common stock (net of treasury shares) outstanding as of December 14, 2022. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and for such persons includes shares of our common stock issuable to such persons pursuant to the exercise of stock options, warrants, or other securities that are exercisable or convertible into shares of our common stock within 60 days of December 14, 2022.

Beneficial owner (1) (2)	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Named Executive Officers
Dr. Walter S. Woltosz (3)	3,978,510	19.6%
John DiBella(4)	161,340	*
Jill Fiedler-Kelly (5)	101,717	*
Shawn O’Connor (6)	69,500	*
Dr. Brett Howell (7)	16,400	*
Dr. Daniel Weiner (8)	15,154	*
Dr. Lisa LaVange (9)	12,660	*
Dr. John Paglia (10)	11,896	*
Will Frederick (11)	11,875	*
Sharlene Evans (12)	1,780	*
All directors and executive officers as a group (10 persons)	4,380,832	21.3%

5% or Greater Shareholders
BlackRock, Inc. (13)	2,420,327	11.9%
Conestoga Capital Advisors LLC (14)	2,327,187	11.5%
Neuberger Berman Group LLC (15)	1,681,229	8.3%
The Vanguard Group (16)	1,069,793	5.3%
* Less than 1%
(1)Unless otherwise indicated in the footnotes to the table, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.
(2)The address of each director and executive officer is c/o the Company, 42505 10th Street West, Lancaster, California 93534-7059.
(3)Consists of 3,975,010 shares of common stock and 3,500 shares of common stock underlying an option exercisable within 60 days of December 14, 2022. The common shares are held jointly with Ms. Virginia Woltosz, Mr. Woltosz’s spouse and cofounder of the Company.
(4)Consists of 44,840 shares of common stock and 116,500 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.

(5)Consists of 66,117 shares of common stock and 35,600 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.
(6)Consists of 69,500 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.
(7)Consists of 16,400 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.
(8)Consists of 5,654 shares of common Stock and 9,500 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.

(9)Consists of 5,160 shares of common Stock and 7,500 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.
(10)Consists of 2,396 shares of common stock and 9,500 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.
(11)Consists of 11,875 shares of common stock underlying an option exercisable within 60 days of December 14, 2022.
(12)Consists of 1,780 shares of common Stock.
(13)Consists of 2,420,327 shares of common stock based upon information contained in a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(14)Consists of 2,327,187 shares of common stock based upon information contained in a Schedule 13G/A filed by Conestoga Capital Advisors LLC and its affiliate on December 31, 2021. The address of Conestoga Capital Advisors LLC is 550 E. Swedesford Rd. Ste 120 Wayne, PA 19087.

(15)Consists of 1,681,229 shares of common stock based solely upon information contained in a Schedule 13G/A filed by Neuberger Berman Group LLC and its affiliates on February 11, 2022. The address of Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, New York 10104.

(16)Consists of 1,069,793 shares of common stock based solely upon information contained in a Schedule 13G/A filed by The Vanguard Group on December 31, 2021. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
The Company has adopted certain policies with respect to the ownership of stock by the Board of Directors, including an Insider Trading Policy. As of August 31, 2022, to management’s knowledge, all members of our Board were in compliance with these policies.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4, and 5 respectively. Executive officers, directors and greater-than-10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, except as noted below, all executive officers, directors, and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during fiscal year 2022.

Ms. Evans did not timely file her Form 3 during fiscal year 2022.

BOARD MATTERS AND CORPORATE GOVERNANCE
Information Regarding the Board and its Committees
The Board met eight times during the fiscal year ended August 31, 2022. Each member of the Board attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served that were held during the period for which he or she was a director or committee member, respectively.
The Board has three committees: Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee. The following table provides information for the current membership for each of the committees of the Board:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Dr. John K. Paglia	Chair	X	X
Dr. Daniel Weiner	X	Chair	X
Dr. Lisa LaVange	X	X	Chair
Sharlene Evans	X	X	X
Below is a description of each committee of the Board. The Board has determined that each member of each committee, and each member of the Board, except for Dr. Woltosz, is “independent” within the meaning of the applicable listing standards of the Nasdaq Stock Market, as well as applicable SEC rules and regulations, and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee has been established in accordance with Section 3(a)(58)(4) of the Exchange Act and bears direct responsibility for the appointment and termination, compensation, and oversight of the work of our independent registered public accounting firm, who reports directly to the Audit Committee. The Audit Committee operates pursuant to a charter that is available in the “Investors” section of our corporate website at www.simulations-plus.com, under “Investors – Shareholder Information.” The Audit Committee has received written disclosures and the letter from our independent registered public accounting firm pursuant to the applicable requirements of Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent accountant the independent accountant’s independence. The Audit Committee also reviews and discusses with our management and independent registered public accounting firm the financial statements and disclosures in our quarterly financial press releases and SEC filings. Audit Committee members periodically meet separately with our management and independent registered public accounting firm to discuss issues and concerns, and the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, in a confidential manner.
The Board has determined that Dr. Paglia qualifies as an “audit committee financial expert” in accordance with applicable SEC rules and as “independent” under the applicable Nasdaq listing standards. For a description of Dr. Paglia’s relevant experience, please refer to Dr. Paglia’s biography set forth above in the section above entitled “Proposal No. 1: Election of Directors.”
The Audit Committee met four times during the fiscal year ended August 31, 2022.

Audit Committee members during fiscal year 2022:
Dr. John K. Paglia (Chair)
Dr. Lisa LaVange
Sharlene Evans

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022, with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the effect of any new accounting pronouncements.

The Audit Committee reviewed with RSJ, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the matters listed in PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with RSJ its independence from management and the Company, has received from RSJ the written disclosures and the letter required by applicable requirements of the PCAOB regarding RSJ’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee met with RSJ to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company’s financial reporting. RSJ, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with RSJ were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended August 31, 2022 (the “Annual Report”). The Audit Committee and the Board also have recommended, subject to shareholder approval, the ratification of the appointment of RSJ as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2023.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,

The Audit Committee of the Board of Directors:

Dr. John K. Paglia (Chair)
Dr. Lisa LaVange
Sharlene Evans

Nominating & Corporate Governance Committee
The Nominating & Corporate Governance Committee makes recommendations to the Board regarding candidates for election to the Board, as well as the composition and size of the Board and its committees and qualifications for membership. In connection with performing their duties, the members of the Nominating & Corporate Governance Committee are fully empowered to engage one or more search firms to identify potential director candidates. The Nominating & Corporate Governance Committee is also charged with recommending the appointment of new directors to our Board, committee structure and membership, director compensation, and Named Executive Officer, including Chief Executive Officer succession planning.

The Nominating & Corporate Governance Committee provides instructions in each annual proxy statement regarding how shareholders can make director nominations. The Nominating & Corporate Governance Committee does not have a formal policy for consideration of any director candidates recommended by shareholders, including the minimum qualifications for director candidates, as, to date, the Nominating & Corporate Governance Committee has not received a recommendation from a shareholder; however, any such nomination, if received, would be considered on an equal basis with candidates identified by the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee has not typically used any third party to identify, evaluate, or assist in identifying and/or evaluating potential nominees and to date has not paid any fee to any third party for such services. However, at the sole discretion of the Nominating & Corporate Governance Committee, a third-party consultant may be engaged at an appropriate fee, to help evaluate such candidates for membership to the Board. The Nominating & Corporate Governance Committee operates pursuant to a charter that is available in the “Investors” section of our corporate website at www.simulations-plus.com, under “Investors – Shareholder Information.”
The Nominating & Corporate Governance Committee approved and adopted the Simulations Plus, Inc. Guiding Principles of Corporate Governance (the “principles of corporate governance”), that applies to our Board of Directors, Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee. The principles of corporate governance are publicly available on our website at https://www.simulations-plus.com/assets/Principles-of-Corp-Goverance-Approved-10_21_21.pdf. If we make any substantive amendments to principles of corporate governance, we will disclose the nature of the amendment or waiver on that website or in a Current Report on Form 8-K.
The Nominating & Corporate Governance Committee met six times during the fiscal year ended August 31, 2022.
Nominating & Corporate Governance Committee members during fiscal year 2022:
Dr. Lisa LaVange (Chair)
Dr. Daniel Weiner
Dr. John K. Paglia
Compensation Committee
The Compensation Committee administers our executive compensation program and is responsible for establishing, implementing, and monitoring adherence to our philosophy with respect to executive compensation. The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of our Chief Executive Officer, as well as reviewing the compensation of other executive officers. The Compensation Committee serves as the administrative committee of the Company’s equity incentive plans and advises the Board on other incentive compensation plans and equity-based plans. The Compensation Committee has the sole authority to retain and terminate compensation consultants, independent legal counsel, and other advisers, and has sole authority to approve any such consultant’s and or advisor’s fees associated with their duties. The Compensation Committee operates pursuant to a charter that is available in the “Investors” section of our corporate website at www.simulations-plus.com, under “Investors – Shareholder Information.”

The Compensation Committee met five times during the fiscal year ended August 31, 2022.
Compensation Committee members during fiscal year 2022:
Dr. Daniel Weiner (Chair)
Dr. Lisa LaVange
Sharlene Evans
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board, and the Board has agreed, that the section entitled “Compensation Discussion and Analysis” as it appears below be included in this Proxy Statement and incorporated by reference into Simulation Plus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022.

The foregoing report has been furnished by the Compensation Committee.

Respectfully submitted,

The Compensation Committee of the Board of Directors:

Dr. Daniel Weiner (Chair)
Dr. Lisa LaVange
Sharlene Evans
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during fiscal 2022, or as of the date of this Proxy Statement, is or has been an officer or employee of the Company, has had any relationship with the Company required to be disclosed as a related person transaction and none of our executive officers served on the compensation committee (or other committee serving an equivalent function) or board of any company that employed any member of our Compensation Committee or our Board during fiscal year 2022.

Board Diversity Matrix
The following diversity matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of our directors which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills, experiences, or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the members of the Board.

	Dr. Walter Woltosz	Dr. John K. Paglia	Dr. Daniel Weiner	Dr. Lisa LaVange	Sharlene Evans
Knowledge, Skills and Experience
Public Company Board	X	X	X	X
Finance & Accounting	X	X
Risk Management	X	X
Corporate Governance/Ethics	X	X		X
Pharma Regulatory Affairs	X		X	X
Human Resources/ Compensation	X	X	X	X	X
Executive Management	X	X	X	X	X
Operations	X	X	X	X	X
Strategic Planning	X	X	X	X	X
Technology	X		X	X
Environmental, Social, and Governance (ESG)		X		X	X
Cyber Security	X
Privacy Policy	X
Consulting Services	X		X	X	X
Sales & Marketing	X		X
Mergers & Acquisitions	X	X	X		X
Drug Discovery & Development	X		X	X
Academia		X	X	X
Demographics
Race/Ethnicity
African American					X
Asian/Pacific Islander
White/Caucasian	X	X	X	X
Hispanic/Latino
Native American
Gender
Male	X	X	X
Female				X	X
Board Tenure
Years	26	8	5	3	1
Key Metrics of our Directors are as follows:
•Average age is 66.
•60% of non-employee Directors have been on the Board for less than six years.
•40% women.
•20% racially/ethnically diverse.

Board, Committee, and Director Evaluations
During fiscal year 2022, the Nominating & Corporate Governance Committee engaged a third-party consulting firm to carry out a board evaluation process. The evaluation process was designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The 2022 board evaluation process included the following:

•Board assessment: Each director completed a questionnaire assessing the performance of the Board in overseeing strategy and relationship management; succession planning and human capital management; ethics, risk, financial monitoring and crisis control; and performance and compensation, as well as the effectiveness of Board processes.

•Committee assessments: Each of the three Board Committees were also evaluated. Each member of each committee completed a questionnaire assessing the committee’s effectiveness, composition, culture, and administration.

•Director skills self-assessment: Additionally, each director independently completed a skills self-assessment.

The Board views this evaluation process as a means of increasing shareholder value by enhancing the Board’s contributions to the Company.
Board Leadership Structure

The Company’s Chairman of the Board served as Chief Executive Officer until June 26, 2018. Our current Chief Executive Officer and Chairman roles are now separate.
The Company’s Corporate Governance Guidelines provide the Board with flexibility to determine the appropriate Board leadership structure at any time. The Nominating & Corporate Governance Committee (consisting entirely of independent directors) regularly reviews the leadership structure, and considers many factors, including the specific needs of the Company, corporate governance best practices, shareholder feedback, and succession planning, as we believe that different structures may be appropriate in different circumstances. Effective October 20, 2022, at the Nominating & Corporate Governance Committee’s recommendation and after the Board’s thorough and thoughtful considerations, the Board appointed Dr. Daniel Weiner as the Board’s Lead Independent Director. We believe our leadership structure is appropriate for the size and scope of operations of a company of our size.

Lead Independent Director Responsibilities

The responsibilities of the Lead Independent Director include, without limitation:

•Presiding at Board meetings at which the Chairman is not present;

•Serving as a liaison between the Chairman and the independent directors, as needed;

•Working with the Compensation Committee Chair to perform the Board's annual evaluation of the CEO; and

•Having the authority to call meetings of the independent directors.
Board’s Role in Risk Management
The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board satisfies this responsibility through reporting by each committee regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. The Board as a whole directly oversees our strategic and business risk, including, but not limited to, risks related to the following:
•accounting and financial reporting, internal controls and financial statement audits, compliance with legal and regulatory requirements
•compensation practices and management succession planning
•board composition
•product developments

•diversity and inclusion
•information technology and cybersecurity
•corporate social responsibility (“CSR”) matters
•environmental, social and governance (“ESG”) matters, including climate risks and human rights
The Board as a whole is responsible for risk oversight. Our Chief Executive Officer and executive team are responsible for assessing and managing risks facing the Company day-to-day, with members of the Board providing oversight of such risk management.

The Board is committed to understanding, monitoring, and managing ESG factors to support the Company’s sustainable growth. The Board, through its Nominating & Corporate Governance Committee, reviews the overall adequacy of, and provides oversight with respect to, the Company’s CSR and ESG strategies, initiatives, and policies, including communications with employees, investors, and other stakeholders of the Company with respect to such CSR and ESG matters. The Nominating & Corporate Governance Committee periodically provides reports to the Board on CSR and ESG matters. Additionally, the Company has formed an ESG Steering Committee, which is chaired by the Chief Financial Officer and comprised of representatives from the finance, legal, human resources, IT, business transformation, business development, and marketing departments. The ESG Steering Committee is designed to identify and implement desired changes in the Company’s ESG practices and to monitor global developments in each ESG pillar.

Our Commitment to the Environment
We are committed to reducing our environmental footprint and pursuing responsible business practices in all our operations. The Company has four office locations, three of which are close to public transportation and have secure bicycle storage available. Additionally, two office locations have electronic vehicle charging stations available. We proudly support our local waste and energy management programs at our Lancaster, CA, and Buffalo, NY, locations.
Our operations are built on continual improvements in efficiency and clean energy. Our Company redesigned its data center located in Buffalo, NY to be more energy efficient as part of our ongoing and increasing commitment to reduce our environmental footprint and energy usage. The Company achieved 90% reduction in energy usage for data center cooling. The Company exclusively uses technology hardware vendors that embrace environmental sustainability. At our Lancaster location, we participate in a recycling program through our local waste management facility to divert all recyclable materials – bottles, cans, plastics, paper, and cardboard – from landfills. Across the Company, our facilities provide for recycling, and our electronic waste is sent to local approved e-waste recycling centers. We are also attentive to our energy use in our office operations. For instance, our Lancaster facility recently switched to renewable energy. Lancaster Choice Energy (“LCE”) is the locally run power program created by the City of Lancaster, and we now proudly participate in LCE’s Smart Choice 100% renewable energy program. Our decision to opt into the program not only contributes to the city’s goal of becoming one of the world’s first net-zero cities, but also reflects our dedication to creating positive impacts on the environment and local communities.

The Company is operating through a hybrid workforce model that offers our employees flexibility to work on a fully remote basis or to come to the onsite office locations, which provides greater flexibility to our employees as well as enables us to contribute toward the reduction of the use of paper and fuel consumption, produce fewer emissions and have a smaller carbon footprint. Over 80% of our workforce currently works remotely. The Company is committed to the hybrid work model, as it believes it is in the best interest of the planet and in turn helps the Company retain high caliber talent. The Board is regularly briefed on the Company’s commitment and progress to the environment. The Company currently produces little to no hazardous waste material.

Social Impact

Diversity, Equity and Inclusion

We believe that the Company is a stronger company with diverse employees and encourage hiring and retention practices that focus on top-performing talent regardless of gender, race, ethnicity, or other protected class. We continue to build on established diversity, equity, and inclusion initiatives to continue to create a more equitable workspace. The Company’s finance department is at the vanguard of the Company’s diversity progress, with 100% of its employees having status as either an underrepresented racial/ethnic group, female, or veteran, and 71% of its employees identifying as female. The Company has identified a Head of Diversity, Equity, and Inclusion, whose role is to foster the Company’s continued commitment to diversity, equity, and inclusion. We believe this commitment enables us to attract, develop, and retain the highest caliber talent. The table below demonstrates our progress on numerous diversity, equity, and inclusion metrics based on our latest engagement survey concluded as of November 30, 2022 (results are based on self-identification):

Gender (global representation)
Men	51%
Women	49%
Scientific staff (global representation)
Women	52%
Men	48%
Racial and ethnic minorities (U.S. representation)
White	52%
Asian	20%
Hispanic / Latino	11%
No data or prefer not to say	11%
Black / African American	3%
Two or more races	3%

Compensation Consultant

During the fiscal year ended August 31, 2022, the Company engaged an external consulting firm, Arthur J. Gallagher & Co. (“Gallagher”), to complete a full market study on all our roles with the Company. Through this study, the Company rebuilt its career grading system based on the results of the compensation study to ensure competitive and equitable pay for all our employees across the organization in base salary, cash bonus, and stock option grants.

In the compensation study conducted by Gallagher, Gallagher identified what it believes to be the most important objectives for consideration when making compensation decisions, which objectives include the following:

•facilitate the payment of competitive salaries that will attract the best employees
•support pay decisions when hiring new employees or promoting employees
•ensure internal pay equity
•increase the Company’s market share and new market opportunities by motivating its sales employees to increase revenues while maintaining and/or improving desired profitability
•optimize payroll costs
•prevent the potentially high costs of undesirable turnover by augmenting the Company’s ability to retain its best performers
•assure that employees are treated fairly, encouraging their loyalty and engagement
•avoid costly, time-consuming litigation by assuring that compensation policies and practices are in compliance with all applicable wage and hour and non-discrimination laws
•contribute to effective compensation communications and transparency
•link total compensation to measures of performance

Gallagher’s approach to establishing job classifications was based on a combination of internal and external indicators. The internal job analysis included consideration of each job’s unique functions, reporting relationships, potential impact on the Company’s success, degree of supervision, and other factors, all within the context of the Company’s structure, size, goals, and operating objectives. This process was based on the objective, systematic application of five key factors to determine relative internal job values:

•Knowledge and skills required by the job
•Supervision and/or direction given to other employees
•Contacts and working relationships
•Independence of action (decision-making and problem-solving)
•Overall potential impact of the job on the Company’s effectiveness

The result of the internal analysis was the development of an overall internal job matrix that identified the number of pay levels needed to effectively recognize and pay for different levels of responsibility and that could be matched to external market data.

The Company’s job classifications are objectively established and maintained based solely on jobs and/or prescribed skill sets, not on the personal characteristics of incumbent employees. We believe that this will enable all compensation decisions, including those for new hires and existing employees, to be made in a systematic and consistent manner across the Company, with consideration only to those factors that are job-related, and agnostic to individual employees’ age, race, ethnicity, gender, or any other protected class characteristic.

Gallagher matched each of our jobs to external jobs included in multiple legitimate published compensation surveys. These matches were based on job content, level of responsibility, and job requirements, not solely on job titles. Gallagher evaluated competitive labor market rates that reflect, on a job-by-job basis, the compensation paid by other employers with whom the Company competes for talent.

The result of this external analysis was a range of market compensation for each job classification disaggregated by the components of employee compensation, including base salary, cash bonus, and stock option grants. The range provided presented the 25th percentile, 75th percentile, and the median of the market compensation data collected for each job classification.

A key source of data for a market analysis of executives is proxy statements for a peer comparator group of public companies. An ideal peer group consists of 10 to 20 public companies that are similar in industry, size, and complexity, as well as companies with which we compete for executive talent. The primary quantitative metrics used to evaluate the Company’s peer group were market capitalization, revenue, employee count, net income, and EBITDA. The data provided a useful reference point in the Compensation Committee’s efforts to appropriately align target executive compensation to that of our peers, which affords our named executive officers the opportunity to earn above-target levels of compensation for exceptional performance that could be expected to increase value for shareholders, while providing that they would earn less than targeted compensation if the Company’s performance failed to meet expectations. The peer group identified consisted of the following companies:

•Axogen, Inc.
•Certara, Inc.
•Clearpoint Neuro, Inc.
•Computer Programs and Systems, Inc.
•Dariohealth Corp.
•Health Catalyst, Inc.
•Healthstream, Inc.
•Inspire Medical Systems, Inc.
•Model N, Inc.
•OptimizeRX Corporation
•Pacific Biosciences of California, Inc.
•Phreesia, Inc.
•Schrodinger, Inc.
•Semler Scientific, Inc.
•Stereotaxis, Inc.
•Viewray, Inc.

Total Rewards Program

The Company analyzes its compensation practices holistically through evaluation of the total compensation package made available to employees, including employee pay, health benefits, retirement benefits, work-life-balance, recognition, and career development. During the fiscal year ended August 31, 2022, the Company engaged a third party to administer a confidential survey designed to identify the areas where employees were most satisfied and dissatisfied with their experience as an employee of the Company. The survey garnered over 80% participation from employees across the Company and was used to make adjustments to employees’ total rewards.

As discussed above, the Company engaged Gallagher to benchmark employee compensation against market rates.

The Company also engaged Gallagher to benchmark our health benefits. We are extremely competitive to market, as we cover 100% of our employees’ healthcare premiums on a well-rounded PPO or HSA plan and 80% of the cost of eligible dependents. The Company also pays 100% of short term disability, long term disability, and life insurance premiums for all employees who work at least 15 hours per week.

In an effort to increase the competitiveness of the Company’s retirement benefits, the Company has recently reduced the vesting schedule for 401k employer match contributions from 5 years to 3 years.

Work-life balance and flexibility are key to our culture. Over 80% of our employees work completely remotely and are located around the globe with the freedom to relocate and work from anywhere. We offer a flexible paid time-off program, with no limit to vacation days, and all employees are also eligible for paid sick time and paid parental leave time. We use these programs to encourage our employees to maintain a good balance between work and life and accommodate reduced work schedules where we can as needed. We also encourage our employees to use this flexibility to volunteer in their local communities.

During the fiscal year ended August 31, 2022, the Company implemented Motivosity, a peer-to-peer recognition system that allows for Company-funded monetary awards and accolades between employees to encourage recognition of employee accomplishments and to foster camaraderie and esprit de corps amongst our global employee base.

In order to drive external recognition and career development, we have also dedicated a significant budget to supporting our employees in attending and presenting at relevant scientific conferences around the world. We encourage and support our employees in sharing their work within the scientific community. We also work to ensure that all employees have the opportunity to grow and continue to learn within their roles, and we provide internal promotions for new roles whenever we can.

The Company aims to be a best place to work and is continually looking for ways to enhance our benefits and culture to attract and retain top talent.

Corporate Philanthropy

The Company believes corporate philanthropy and academic support are both a privilege and a responsibility. We are privileged to be in a position where we can provide donations of time, financial support, and scientific expertise to academic institutions, research institutes, and students. Our sense of responsibility is based on a belief that supporting academia and research is vital to the advancement of science, leads to greater collaboration between the academic and private sectors, and will unquestionably benefit society and the world, at large.

Our support for the academic community is broad and deep. We provide certain distinguished professors at academic institutions with free reference site licenses for nonprofit research and teaching, including providing free access to our software in university instruction. In addition to reference site licenses, academic and research institutions are entitled to a 95% discount off commercial license fees, and we offer students and professors either free or substantially reduced fees to attend our training courses and workshops. In recent years, the Company has sponsored several students with awards given by the Society of Toxicology. During the fiscal year ended August 31, 2022, the Company issued 245 free licenses in 53 countries through the University+ program to support the next generation of scientists.

The Company provides sponsorships to numerous conferences, symposia, and associations such as the American Conference on Pharmacometrics (ACoP), American Association of Pharmaceutical Scientists (AAPS), American Chemical Society (ACS), Controlled Release Society (CRS), Groupe de Métabolisme et Pharmacocinétique (GMP), and the Gordon Research Conferences. Individually, many of our employees, including our division presidents and scientists at all levels, volunteer their time to teach and mentor at universities and professional organizations, and frequently serve as peer reviewers for scientific journals.

The Company has, for more than a decade, funded a summer scholarship to Tech Trek, a one-week residential science, technology, engineering, and math (“STEM”) camp founded and operated by the American Association of University Women (“AAUW”) that is designed to inspire young women to attend college, to major in STEM fields, and to pursue STEM careers. Our own female scientists, who are excellent role models for these young women, have volunteered their time to personally present our Tech Trek scholarship each year.

As part of the Company’s celebration of its 25-year anniversary, the Company made donations of $25,000 each quarter of the fiscal year ended August 31, 2022, to support other ventures that share the Company’s vision of improving health through innovative solutions. Although supporting the Company’s clients in their efforts to develop new and innovative therapies is the Company’s focus, providing access to these therapies is a necessary extension to ensure delivery of these health solutions to underserved communities. The Company’s employees were able to select the gift recipients based on alignment with the organization’s vision and mission.

The first $25,000 gift was made to Dispensary of Hope, a national nonprofit medication distributor headquartered in Nashville, TN. Dispensary of Hope is committed to providing access to high quality medication for America’s most vulnerable (low income and uninsured) with dignity. Medication access is foundational to improving health outcomes and driving health equity.

The second $25,000 gift was made to the National Organization for Rare Disorders (“NORD”), headquartered in Quincy, MA. NORD is the leading independent advocacy organization representing patients and families affected by rare diseases in the United States and has been highly successful in shining light on areas of rare disease therapeutic development that correspond to unmet medical needs and the all-too-often underserved patients who suffer from these afflictions.

The third $25,000 gift was made to St. Jude Children’s Research Hospital, headquartered in Memphis, TN. St. Jude’s Children’s Research Hospital is leading the way the world understands, treats, and cures childhood cancer and other life-threatening diseases. St. Jude Children’s Research Hospital creates more clinical trials for cancer than any other children’s hospital and turns laboratory discoveries into lifesaving treatments that benefit patients. This strongly aligns with the Company’s mission to optimize treatment options and improve patient lives.

The fourth $25,000 gift was made to Girls Who Code, headquartered in New York, NY. Girls Who Code is an international nonprofit organization working to close the gender gap in technology, and leading the movement to inspire, educate, and equip students who identify as girls or nonbinary with the computing skills needed to pursue 21st century opportunities. This is closely aligned with the Company’s continued commitment to diversity, equity, and inclusion.

Our Commitment to Data Security and Data Privacy
Cybersecurity risk oversight is a top priority for the Board and our management. The Company’s information security is externally audited on a quarterly basis. We also have a cyber risk insurance policy in place that provides coverage for security incident response expenses, certain losses due to network security failures, and certain third-party liability. We are not aware of having experienced any material information security breaches in the past three years. The Board is routinely briefed on the Company’s information security program and its related priorities and controls. Our Chairman serves on the Advisory Board of the McCrary Institute for Cyber and Infrastructure Security at Auburn University.

In the ordinary course of business, the Company is sent or collects, and needs to use, certain information about individuals. Individuals can include customers, suppliers, business contacts, website users, social media users, employees, and other people the Company has a relationship with or may need to contact. Various data protection laws exist which govern the permissible use, handling, and other obligations with respect to personal information that can be used to identify an individual. The regulations include the need to implement, train on, and monitor technical, organizational, and physical measures for protection of such personal data, amongst other related matters.

The Company has a personal data protection policy in place, which is designed to ensure the Company:

•complies with applicable data protection laws and follows good practice with respect to handling of personal data
•protects the right of staff, customers, partners, website users, and other individuals whose personal data is handled by the Company
•takes appropriate measures in storing and processing individuals’ personal data
•protects itself from the risks of unauthorized access or use of personal data it stores

The Company requires its employees to complete an annual training on the Company’s data privacy and personal data protection policy. The Company has a Personal Data Protection Officer who monitors the Company’s compliance with the various data protection laws to which the Company is subjected.
Shareholder Communications with the Board
We have not adopted a formal process for shareholder communications with the Board. However, any shareholder comments and communications received by our Investor Relations personnel are forwarded to the Board or individual directors, as applicable, and appropriate responses are provided to shareholders in a timely manner. We believe that these informal communication efforts have proven effective and obviate the need for any formal process. Although we do not have a formal policy, members of the Board are expected to attend annual meetings of our shareholders. All of our directors attended the annual meeting of shareholders held in February 2022.
Code of Business Conduct and Ethics
The Company has adopted a Corporate Code of Ethics that applies to our directors, officers, and employees that is available in the “Investors” section of our corporate website at www.simulations-plus.com under “Investors – Shareholder Information.”
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons.
We have not entered into any transactions with any of our directors, nominees for director, officers, or principal shareholders, nor any associate or affiliate of the foregoing, and we are not currently considering any proposed transactions with such related persons in which we are, or plan to be, a participant and the amount involved exceeds $120,000 at the end of fiscal year 2022, and in which any such related person had or will have a direct or indirect material interest.
Review, Approval, or Ratification of Transactions with Related Persons.
We have not adopted any formal procedures for the review or ratification, or standards for approval, of related-party transactions, but instead review such transactions on a case-by-case basis.
Interest of Certain Persons in Matters to be Acted Upon
Other than with respect to the election of directors, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Meeting as described in this Proxy Statement.
DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Our Board has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors.
We also reimburse our directors for reasonable out-of-pocket expenses in connection with the attendance at the Board and committee meetings. Mileage expense to attend meetings is reimbursed at the Internal Revenue Service defined rate for business use.

During fiscal year 2022, compensation for non-employee directors consisted of the following:

Compensation	Effective August 1, 2021
Annual cash retainer fee	$45,000
Additional cash retainer per meeting in excess of eight meetings per year	$3,500
Additional cash stipend for Audit Committee chair	$12,500
Additional cash stipend for Compensation Committee chair	$3,000
Additional cash stipend for Nominating & Corporate Governance Committee chair	$3,000
Additional cash stipend for Chairman of the Board	$12,500
Annual stock grants	$70,000
Additional cash compensation for the Chairman of the Scientific Advisory Board	$5,000

Subsequent to the end of fiscal year 2022, on October 20, 2022, the Compensation Committee conducted an annual review of director compensation. As part of this annual review, and as discussed elsewhere in this proxy statement, the Company engaged an external compensation consultant, Gallagher, to benchmark the Company’s director compensation against a comparable peer group. The results of this compensation study provided a useful reference point in the Compensation Committee’s efforts to appropriately align director compensation to that of our peers. Following such review and at the Compensation Committee’s recommendation, the Board approved certain changes to the compensation of the Company’s non-executive directors, as discussed in further detail below. Effective September 1, 2022, the Company’s non-executive directors will be entitled to receive the following compensation for services rendered to the Company:

Each non-executive director will be entitled to $165,000 in compensation annually, of which $120,000 will be in the form of stock grants and $45,000 will be in the form of a cash stipend. Members of the Board’s committees will also be entitled to receive an additional cash stipend of $7,500, to be paid on a quarterly basis.

The Company will also pay an additional annual cash stipend to each of the chairs of the Board’s committees, as follows:

•Board Chair, $35,000
•Audit Committee Chair, $20,000
•Compensation Committee Chair, $15,000
•Nominating & Corporate Governance Committee Chair, $10,000

To further align the interests of our directors with the interests of our shareholders, the Board adopted equity ownership guidelines applicable to our directors. These guidelines require directors to own three times the annual cash retainer within five years of appointment to the Board. The Board has the full power to administer and interpret the equity ownership guidelines.

In calculating equity ownership level, the following shares and equity rights shall be included: outstanding shares of common stock that are not pledged, vested in-the-money stock options, and any other vested equity grants or account balances under the Company’s equity incentive plans.

The ownership requirement will be measured for each director as of August 31 of each year. Our current directors are required to achieve the applicable ownership requirement by August 31, 2027. Following the conclusion of a phase-in period applicable to a director, in the event that such individual does not satisfy the ownership requirement as of any measurement date, the Board may implement such conditions, restrictions or limitations on such individual as the Board determines to be necessary or appropriate in order to achieve the purpose of the equity ownership guidelines.

Director Compensation Table

The table below shows all compensation awarded to, earned by or paid to our non-employee directors during the Fiscal Year 2022:

Name of Director	Fees earned or paid in cash ($)	Option Awards ($)	Stock Grants ($)	All other compensation ($)	Total ($)
	(a)	(b) (c)	(d)
Dr. Walter Woltosz	57,500	—	70,054	—	127,554

Dr. David L. Ralph (e)	15,500	—	17,523	—	33,023

Dr. John K. Paglia	75,000	—	70,054	—	145,054

Dr. Daniel Weiner	72,500	—	70,054	—	142,554

Dr. Lisa LaVange	64,750	—	70,054	—	134,804

Sharlene Evans (e)	33,750	—	52,531	—	86,281
__________________
(a)Represents annual stipend and per meeting fees described above.
(b)No options were awarded to our independent directors during fiscal year 2022.
(c)As of August 31, 2022, the aggregate number of shares subject to outstanding stock options held by each non-employee director was as follows: Dr. Woltosz – 36,400, Dr. Ralph – none, Dr. Paglia – 11,000, Dr. Weiner – 11,000, and Dr. LaVange – 9,000.
(d)Stock grants issued to our independent directors as compensation, as described above.
(e)On December 1, 2021, David L. Ralph retired as a Director and was replaced by Sharlene Evans.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers

The following table sets forth the names, ages, and positions of our executive officers as of December 23, 2022. There are no arrangements, agreements, or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was or is to be selected as an executive officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

NAME	AGE	POSITIONS WITH THE COMPANY	OFFICER SINCE
Shawn O’Connor	63	Chief Executive Officer	2018
Will Frederick	59	Chief Financial Officer	2020
John A. DiBella	43	President, Simulations Plus Division	2012
Jill Fiedler-Kelly	53	President, Cognigen Division	2021
Dr. Brett Howell	39	President, DILIsym Division	2021
Set forth below is biographical information regarding each of our executive officers.
SHAWN O’CONNOR joined the Company in June 2018 as our Chief Executive Officer. Mr. O’Connor has more than 30 years of experience in high technology executive management. From 2011 to 2018, Mr. O’Connor was Chief Executive Officer, President, and a director of Entelos Holding Corp., a provider of unique quantitative systems pharmacology software and services to the pharmaceutical drug development market. From 2002 to 2009, Mr. O’Connor served as Chief Executive Officer, President, and Chairman of Pharsight Corporation, a developer and marketer of software products and services that help pharmaceutical and biotechnology companies improve their decision-making in drug development and commercialization. From 1995 to 2000, Mr. O’Connor was with QRS Corporation in various positions including Chief Financial Officer and President and Chief Operating Officer. From 1988 to 1994, Mr. O’Connor was with Diasonics, Inc., serving in various positions including Chief Financial Officer. Mr. O’Connor earned a Bachelor of Science in business administration from the University of California at Berkeley and completed the Executive Education Program at Stanford University Graduate School of Business.
WILL FREDERICK joined the Company in December 2020 as Chief Financial Officer and Secretary of the Company. Mr. Frederick brings more than 25 years of financial leadership experience to the Company. He has a proven track record of developing and implementing strategies to drive revenue growth, increase profitability, managing merger and acquisition activities, and achieving corporate objectives. He has global experience with both publicly traded and privately held companies including Entelos Holding Corp., Avaya, Pharsight Corporation, The Walt Disney Company, and Ford Motor Company, amongst others. Prior to joining the Company, from 2015 to 2020, Mr. Frederick served as President and Managing Director of RightPlace Enterprises, providing C-Suite level strategic and financial consulting services to multiple companies. He served as Interim Chief Financial Officer at Sysorex Global Holdings Corp. from October 2014 to January 2015. He served as Chief Financial Officer at Neural ID LLC from April 2014 to September 2014. He served as Chief Financial Officer of Entelos Holding Corp. from January 2012 to January 2014, at which time it was acquired by Rosa & Co. Mr. Frederick holds an M.B.A degree from California State University at Long Beach and a B.A. degree in Finance from California State University at Fullerton.
JOHN DIBELLA joined the Company in June 2003 as a Modeling & Simulations Scientist, initially spending time working on the development of the GastroPlus® and DDDPlus™ software platforms, as well as serving as a technical lead on consulting projects for sponsor companies. In 2005, Mr. DiBella moved to the Marketing and Sales Department, and worked as a Field Scientist, where he eventually took over the Marketing and Sales Department and worked as Director until February 2012. Mr. DiBella was appointed Vice President of Marketing and Sales of the Company in March 2012. In September 2017, Mr. DiBella was appointed President of the Simulations Plus Division, where he now leads strategic efforts and continues to host workshops and present at conferences globally. Mr. DiBella holds B.S. and Master’s degrees in biomedical engineering from Case Western Reserve University.

JILL FIEDLER-KELLY joined the Company in September 2014 with the acquisition of Cognigen Corporation (“Cognigen”), where she had served as the Vice President of Pharmacometric Services and Chief Scientific Officer for over 20 years since cofounding the company in 1992. In this role, she was primarily responsible for leading the scientific consulting group, ensuring the quality of deliverables and representing the Company to new clients. Ms. Fiedler-Kelly is an Adjunct Professor in the Department of Pharmaceutical Sciences at the University at Buffalo and was named a Fellow of the International Society of Pharmacometrics in 2016. In October 2019, she was appointed President of Cognigen, which was merged into the Company in September 2021 and is now a division of Simulations Plus. Ms. Fiedler-Kelly brings over 25 years of experience in the implementation of population PK/PD modeling and simulation in drug development. She has also published numerous scientific papers in peer-reviewed journals, has presented at national and international symposia, and has held leadership positions in organizations such as the East Coast Population Analysis Group, the Population PK/PD Focus Group of the American Association of Pharmaceutical Scientists, and on the ASCPT Board of Directors. She holds a B.A. degree in Statistics from the University at Buffalo and a M.S. in Applied and Mathematical Statistics from the Rochester Institute of Technology.
DR. BRETT HOWELL joined the Company in June 2017 as the President of DILISym, which was merged into the Company in September 2021 and is now a division of Simulations Plus, Inc. He served as Chief Executive Officer of DILISym from July 2015 until the Company acquired it in June 2017. He has also served as an associate director of the DILI-sim Initiative since its inception in 2011. Dr. Howell focuses on company management and operations, sales and marketing, and product design, and helps guide the architecture and consulting use of various QST platforms such as DILIsym and RENAsym. From January 2010 to December 2015, Dr. Howell held various roles at the Hamner Institute for Health Sciences. Dr. Howell has published over 35 scientific papers in the areas of PBPK/PD modeling, in vitro toxicity testing, novel drug delivery systems, and drug safety. He has given invited scientific presentations at numerous national and international meetings, including the Society of Toxicology annual meeting, the Japanese Society of Toxicology annual meeting, the annual FDA/AASLD Drug-Induced Liver Injury meeting, and the American Conference on Pharmacometrics (“ACOP”) annual meeting. He serves on the editorial board for the prominent Quantitative Systems Pharmacology (“QSP”) journal, “CPT: Pharmacometrics & Systems Pharmacology,” published by the American Society for Clinical Pharmacology and Therapeutics. Dr. Howell holds a Ph.D. in chemical engineering from the University of Florida and Bachelor of Science degrees in chemical engineering and textile engineering from North Carolina State University.
Compensation Discussion and Analysis
The purpose of our compensation program is to attract and retain talented and dedicated professionals to manage and execute our strategic plans and tactical operations.
The goal of our Named Executive Officer compensation program is the same as our goal for operating our business - to create long-term value for our shareholders. Toward this goal, we have designed and implemented our compensation programs for our Named Executive Officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders, and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment, and retention objectives. These elements consist of salary and annual bonus, equity incentive compensation, and 401(k) matching retirement benefits. In determining the type and amount of compensation for each Named Executive Officer, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each Named Executive Officer in a manner we believe optimizes the Named Executive Officer’s contribution to the Company.
The Company employs performance metrics that compare our cumulative shareholder return on our common stock, assuming reinvestment of dividends to the extent there are any distributed during the period, relative to the Russell 3000 index (“Russell 3000”), with companies listed on the Nasdaq Composite – Total Returns (“IXIC”) and the S&P 600 Health Care Equipment and Services Industry Group Index (SP600-3510). See our 10-K filed on October 28, 2022, for details.
Determining Compensation
We rely on the judgement of our Compensation Committee and our Board in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance shareholder value.

There is currently no stock ownership requirement in place for our named executive officers.

The compensation of our Chief Executive Officer (“CEO”) is determined by the Compensation Committee. The salaries of all other officers are determined by the CEO and the Compensation Committee together. Option grants for all officers other than our CEO are recommended by the CEO and approved by the Compensation Committee and the Board of Directors. As discussed elsewhere in this proxy statement, in fiscal year 2022, the Company engaged an external compensation consultant, Gallagher, to benchmark the Company’s executive compensation against a comparable peer group. The results of this compensation study provided a useful reference point in the Compensation Committee’s efforts to appropriately align target executive compensation to that of our peers, which affords our named executive officers the opportunity to earn above-target levels of compensation for exceptional performance that could be expected to increase value for shareholders, while providing that they would earn less than targeted compensation if the Company’s performance failed to meet expectations.

After consideration of the Gallagher’s recommendations related to executive compensation, amongst other things, the Compensation Committee determined that for fiscal 2023, 80%, or $297,000, of the CEO’s target bonus will be tied to Company performance and 20%, or $74,250, of the CEO’s target bonus will be tied to individual performance. The breakdown of the applicable performance metrics for fiscal 2023 are as follows:

Company Performance Metrics

For each annual fiscal period, the Compensation Committee reviews and approves, among other financial metrics, the budgeted amount for revenue and diluted earnings per share. The Company considers these to be its most important metrics to evaluate the Company’s performance toward increasing shareholder value. Accordingly, the portion of the CEO’s bonus tied to Company performance will be based on revenue and diluted earnings per share for fiscal 2023. Each performance metric will have equal weight of 50%. No performance bonus will be paid to the CEO with respect to a particular performance metric if the actual results of that performance metric are below 80% of the budgeted amount for that performance metric (the “Minimum Payout Targets”). No additional performance bonus will be paid to the CEO with respect to a particular performance metric to the extent that actual results of that performance metric exceeds 120% of the budgeted amount for that performance metric (the “Maximum Payout Targets”). The actual payout to the CEO when the Company achieves performance between the Minimum and Maximum Payout Targets will be based on linear interpolation. The effect of any acquisitions during the fiscal year will be removed from the actual results of each performance metric for purposes of determining the CEO’s performance bonus.

Individual Performance Metrics

Of the 20% of the CEO’s target bonus tied to individual performance, 10% will be paid for the achievement of the identification of a suitable acquisition target and obtaining a signed indication of interest or legal agreement, and 10% will be paid for the achievement of three management team development objectives, with equal weight (or 3.33% of the total bonus target) attributable to each of the three objectives. The first objective is to provide a memo to the Nominating & Corporate Governance Committee with recommendations for the Company’s succession plan, which is to include existing personnel staff replacements for each executive position, recommended training and development for such existing personnel staff replacements, and any additional hiring needed. The second objective is to further the Company’s progress towards strengthening its commitment to human rights, health and safety, and sustainability to achieve meaningful progress across critical Environmental, Social, and Governance pillars. The third objective relates to a leadership assessment of the CEO performed by the CEO’s direct reports, the Board, and any other individuals at the discretion of the Board.
Consideration of Shareholder Advisory Vote on Executive Compensation
Our Compensation Committee and our Board strive to ensure our executive compensation program for our named executive officers aligns with the interests of our shareholders. At our annual meeting of shareholders held on February 21, 2020, 98.47% of the shares voted (excluding broker non-votes) on the shareholder advisory vote on executive compensation proposal voted for approval of the compensation provided to our named executive officers in fiscal 2020, as disclosed in the proxy statement that we filed in connection with such meeting. Although this advisory vote is not binding on our Compensation Committee, the Compensation Committee considers this result to be supportive of the Company’s executive compensation programs and policies, and takes into account that support in reviewing those programs and policies.

The Compensation Committee will consider the voting results at the Meeting with respect to Proposal 4 of this Proxy Statement, the advisory, non-binding vote on Named Executive Officer compensation, in determining compensation for our Named Executive Officers in the future.

Risk Assessment
The Compensation Committee has determined that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage our executives to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company.
Summary Compensation Table
The following table sets forth certain information concerning compensation paid or accrued for the fiscal years ended August 31, 2022, 2021, and 2020 by the Company to or for the benefit of (i) all individuals serving as our principal executive officer in fiscal year 2022, (ii) all individuals serving as our principal financial officer in fiscal year 2022, and (iii) our three most highly compensated executive officers, other than the foregoing individuals, who were serving as executive officers of the Company (or its subsidiaries) as of the end of the fiscal year ended August 31, 2022. We refer to these executive officers as our “Named Executive Officers.”

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All other compensation ($)	Total ($)
			(a)	(b)	(c)
Shawn O’Connor	2022	450,000	259,300	600,228	33,324	1,342,852
Chief Executive Officer	2021	444,231	100,000	528,040	—	1,072,271
	2020	350,000	156,000	233,400	—	739,400

Will Frederick	2022	290,822	87,100	114,743	11,608	504,273
Chief Financial Officer	2021	196,096	60,750	446,634	49,552	753,032
	2020	—	—	—	—	—

John DiBella	2022	289,986	58,800	131,572	56,406	536,764
President, Simulations Plus Division	2021	257,453	45,600	212,479	9,101	524,633
	2020	248,400	34,700	53,500	9,936	346,536

Jill Fiedler-Kelly	2022	266,644	54,900	76,496	10,615	408,655
President, Cognigen Division	2021	220,565	22,500	212,479	8,823	464,367
	2020	219,267	30,700	53,496	8,771	312,234

Dr. Brett Howell	2022	237,493	50,100	76,496	44,045	408,134
President, DILIsym Division	2021	218,136	22,500	226,187	8,719	475,542
	2020	191,347	32,600	42,797	7,654	274,398
(a)Amount represents bonus earned during the applicable fiscal year.
(b)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 8 to our consolidated financial statements included in our Annual Report, which was filed with the SEC on October 28, 2022 regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. See the “Grants of Plan-Based Awards” table below.
(c)Includes 401(k) matching, vacation payout, life insurance premiums, relocation expense reimbursement, and consulting fees paid to Mr. Frederick prior to his appointment as Chief Financial Officer on December 1, 2020.

Employment and Other Compensation Agreements
Mr. O’Connor’s Employment Agreement
On September 3, 2020, Shawn O’Connor, entered into a three-year employment agreement (effective as of September 1, 2020) as the Chief Executive Officer of the Company. Pursuant to the agreement, Mr. O’Connor received a one-time sign-on bonus of $100,000 in September 2020, receives an annual base salary of $450,000, and is eligible to receive an annual performance bonus consisting of the following: (i) a cash bonus of up to 50% of Mr. O’Connor’s salary, as determined by the Compensation Committee, (ii) a grant of 30,000 stock options, and (iii) an additional discretionary bonus of up to $75,000 and a grant of 7,500 stock options, as determined by the Board (in its sole discretion), based on Mr. O’Connor’s and the Company’s performance in the relevant year.
The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination our only obligation to Mr. O’Connor would be for a payment equal to 12 months of salary and benefits for the same period. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. O’Connor upon any such termination would be limited to the payment of Mr. O’Connor’s salary and benefits through and until the effective date of any such termination.
On November 19, 2021, Mr. O’Connor entered into a First Amendment to Employment Agreement, which amended Mr. O’Connor’s employment agreement to provide that Mr. O’Connor shall be eligible, on an annual basis, to receive a target cash performance bonus based on individual and corporate metrics, of 50% of Mr. O’Connor’s base salary; provided, however, that the actual amount of such bonus, if any, may be less than or exceed the target amount and shall be determined by the Board, in its sole discretion, based upon recommendation by the Compensation Committee of the Board. The amendment does not alter any other terms of his employment agreement.

Subsequent to the fiscal year 2022, and effective on October 31, 2022, Mr. O’Connor’s base salary was increased to $495,000. Additionally, for fiscal year 2023, Mr. O’Connor’s target cash performance bonus was increased to 75% of his base salary, or $371,250, the final amount of which will be determined by the Compensation Committee based on satisfaction of certain company and individual performance metrics, and his annual option grant was increased to 50,000 stock options.

Mr. Frederick’s Employment Agreement
On December 1, 2020, Will Frederick entered into a two-year employment agreement as the Chief Financial Officer of the Company, which agreement shall continue from year to year unless either party gives notice to the other party of its desire to change, amend or terminate the agreement at least 60 days prior to the end of the then-existing term of the agreement. Pursuant to the agreement, Mr. Frederick received a one-time sign-on grant of 20,000 stock options, receives an annual base salary of $270,000, and is eligible to receive an annual performance bonus consisting of (i) a cash bonus in an amount between 25% to 35%, with a target of 30%, of salary, as determined by the Compensation Committee, and (ii) a grant of between 5,000 and 15,000 stock options.
The agreement also provides that we may terminate the agreement without cause upon thirty (30) days written notice, and that upon any such termination, our only obligation to Mr. Frederick would be for a payment equal to 12 months of salary and benefits for the same period. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. Frederick upon any such termination would be limited to the payment of Mr. Frederick’s salary and benefits through and until the effective date of any such termination.
Effective November 1, 2021, Mr. Frederick’s annual base salary was increased to $295,000.

Subsequent to the fiscal year 2022, and effective October 31, 2022, Mr. Frederick’s base salary was increased to $324,500, his annual performance bonus target was increased to 35% of his base salary, or $113,575, and his annual option grant was increased to 20,000 stock options.
Mr. DiBella’s Employment Agreement
On January 1, 2022, John DiBella, entered into a two-year employment agreement as the President of the Simulations Plus Division of Simulations Plus, Inc. Pursuant to the agreement, Mr. DiBella receives an annual base salary of $295,000, is eligible to receive Company stock options of between 5,000 and 15,000 per year, and is eligible to receive an annual performance bonus in an amount between 15% to 25% of salary, to be determined by the Compensation Committee of the Board.

The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination, our only obligation to Mr. DiBella would be for a payment equal to the greater of (i) 12 months of salary or (ii) the amount of salary for the remainder of the term of the agreement from the date of notice of termination. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. DiBella upon any such termination would be limited to the payment of Mr. DiBella’s salary and benefits through and until the effective date of any such termination.

Subsequent to the fiscal year 2022, and effective October 31, 2022, Mr. DiBella’s base salary was increased to $324,500, his annual performance bonus target was increased to 25% of his base salary, or $81,125, and his annual option grant was increased to 15,000 stock options.
Jill Fiedler-Kelly’s Employment Agreement
On January 1, 2022, Jill Fiedler-Kelly, entered into a two-year employment agreement as the President of the Cognigen Division of Simulations Plus, Inc. Pursuant to the agreement, Ms. Fiedler-Kelly receives an annual base salary of $275,000, is eligible to receive Company stock options of between 5,000 and 15,000 per year, and is eligible to receive an annual performance bonus in an amount between 15% to 25% of salary, to be determined by the Compensation Committee of the Board.
The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination, our only obligation to Ms. Fiedler-Kelly would be for a payment equal to the greater of (i) 12 months of salary or (ii) the amount of salary for the remainder of the term of the agreement from the date of notice of termination. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Ms. Fiedler-Kelly upon any such termination would be limited to the payment of Ms. Fiedler-Kelly’s’ salary and benefits through and until the effective date of any such termination.

Subsequent to the fiscal year 2022, and effective October 31, 2022, Ms. Fiedler-Kelly’s base salary was increased to $302,500, her annual performance bonus target was increased to 25% of her base salary, or $75,625, and her annual option grant was increased to 15,000 stock options.
Dr. Brett Howell’s Employment Agreement
On January 1, 2022, Dr. Brett Howell, entered into a two-year employment agreement as the President of the DILIsym Division of Simulations Plus, Inc. Pursuant to the agreement, Mr. Howell receives an annual base salary of $240,000, is eligible to receive Company stock options of between 5,000 and 15,000 per year, and is eligible to receive an annual performance bonus in an amount between 15% to 25% of salary, to be determined by the Compensation Committee of the Board.
The agreement also provides that we may terminate the agreement without cause upon thirty days written notice, and that upon any such termination, our only obligation to Mr. Howell would be for a payment equal to the greater of (i) 12 months of salary or (ii) the amount of salary for the remainder of the term of the agreement from the date of notice of termination. Further, the agreement provides that we may terminate the agreement for “cause” (as defined in the agreement) and that our only obligation to Mr. Howell upon any such termination would be limited to the payment of Mr. Howell’s salary and benefits through and until the effective date of any such termination.

Subsequent to the fiscal year 2022, and effective October 31, 2022, Mr. Howell’s base salary was increased to $264,000, his annual performance bonus target was increased to 25% of his base salary, or $66,000, and his annual option grant was increased to 15,000 stock options.
Other Executive Officers
Bonuses for other executive officers are determined by a review of performance of executive officers as determined by the CEO with the approval by the Board.
Bonuses for other employees are determined by a supervisory review of performance of each employee taking into account factors such as attendance, attitude, longevity, productivity, skill level with respect to the position, and contribution to the Company’s profitability. Each division’s final budget for bonuses is determined by the CEO with the approval of the Board. As discussed elsewhere in this proxy statement, the Company utilized a compensation consultant, Gallagher, to benchmark all employee bonuses against market rates for the fiscal year ended August 31, 2022.

The Company provides 401(k) matching up to 4% of employees’ salaries or wages up to the U.S. Internal Revenue Service maximum allowable, regardless of their position within the Company.
Other than reimbursement for certain professional subscriptions and phone-related costs, there are no other perquisites or other benefits of any kind for any officer or any other employee or director of the Company.
Grants of Plan-Based Awards
The following table discloses information about option grants to the Named Executive Officers during the fiscal year ended August 31, 2022:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base price of Option Awards	Grant Date Fair Value of Stock and Option Awards (a)
Shawn O’Connor	10/27/2021	30,000	$46.09	$600,228
Will Frederick	10/21/2021	7,500	$37.89	114,743
John DiBella	10/21/2021	8,600	$37.89	131,572
Jill Fiedler-Kelly	10/21/2021	5,000	$37.89	76,496
Dr. Brett Howell	10/21/2021	5,000	$37.89	76,496
Total		56,100		$999,535
(a)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 8 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on October 28, 2022, regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
Outstanding Equity Awards at Fiscal Year-End 2022
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of August 31, 2022:

Name(a)	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Shawn O’Connor	—		30,000	(a)	—	$46.09	10/26/2031
	10,000	(a)	15,000	(a)	—	$59.97	09/04/2030
	14,000	(a)	6,000	(a)	—	$36.11	09/01/2029
	20,000	(a)	—		—	$23.75	06/26/2028
Total	44,000		51,000		—

Will Frederick	—		7,500	(c)	—	$37.89	10/20/2031
	5,000	(c)	15,000	(c)	—	$56.40	12/01/2030
Total	5,000		22,500		—

John DiBella	—		8,600	(c)	—	$37.89	10/20/2031
	2,325	(c)	6,975	(c)	—	$57.67	12/07/2030
	2,000	(b)	3,000	(b)	—	$32.57	12/06/2029
	4,800	(b)	3,200	(b)	—	$19.81	12/11/2028
	40,000	(b)	—		—	$10.05	02/23/2027
	10,300	(b)	—		—	$9.71	02/25/2026
	50,000	(b)	—		—	$6.85	08/24/2024
Total	109,425		21,775		—

Dr. Brett Howell	—		5,000	(c)	—	$37.89	10/20/2031
	2,475	(c)	7,425	(c)	—	$57.67	12/07/2030
	1,000	(b)	3,000	(b)	—	$32.57	12/06/2029
	4,000	(b)	8,000	(b)	—	$19.81	12/11/2028
	200	(b)	—		—	$14.35	08/02/2027
Total	7,675		23,425		—

Jill Fiedler-Kelly	—		5,000	(c)	—	$37.89	10/20/2031
	2,325	(c)	6,975	(c)	—	$57.67	12/07/2030
	2,000	(b)	3,000	(b)	—	$32.57	12/06/2029
	4,200	(b)	2,800	(b)	—	$19.81	12/11/2028
	9,400	(b)	—		—	$10.05	02/23/2027
	11,200	(b)	—		—	$9.71	02/25/2026
	500	(b)	—		—	$6.85	09/24/2024
Total	29,625		17,775		—
__________________
(a)Options vest on each of the first three anniversaries of the grant date at a rate of 40%, 30%, and 30% of the shares subject to the option, respectively, and have a 10-year term.
(b)Options vest as to 20% of the shares subject to the option on each of the first five anniversaries of the grant date and have a 10-year term.

(c)Options vest as to 25% of the shares subject to the option on each of the first four anniversaries of the grant date and have a 10-year term.
Equity Compensation Plan Information
The following table provides information as of August 31, 2022, regarding our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,245,166	$28.61	1,033,910
Equity compensation plans not approved by security holders	—	—	—
Total	1,245,166	$28.61	1,033,910
Option Exercises and Stock Vested

No options held by any named executive officer were exercised in fiscal 2022 and no restricted stock awards or restricted stock units have been issued to our named executive officers.
Termination or Change of Control
The following discussion summarizes certain information related to the total potential payments which would have been made to the named executive officers in the event of termination of their employment with the Company, including in the event of a change of control, effective August 31, 2022, the last business day of fiscal year 2022.
Employment Agreements. As of August 31, 2022, each of our named executive officers (Mr. O’Connor, Mr. Frederick, Mr. DiBella, Dr. Howell and Ms. Fiedler-Kelly) were party to an employment agreement with the Company. Under the employment agreements, if we terminate the employment of any of these named executive officers without cause, they will receive severance equal to twelve (12) months’ salary or, in some cases, the employee’s base salary for the remaining term of the agreement, whichever is greater. The Company has no further obligation to pay the employee any other benefits or compensation. Each executive’s agreement also contains an indefinite nondisclosure provision for the protection of the Company’s confidential information. See the summaries of the material terms of each of the named executive officers’ employment agreements, above, for additional information regarding amounts payable upon termination.
Pay Ratio Disclosure
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee based on base salary (annualized in the case of full- and part-time employees who joined the Company during fiscal year 2022) of each of our employees (excluding the CEO), as of August 31, 2022. The annual total compensation of our median employee (other than the CEO) for 2022 was $138,664. As disclosed in the Summary Compensation Table appearing on page 42 of this Proxy Statement, our CEO's annual total compensation for fiscal year 2022 was $1,342,852. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 10 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
HOUSEHOLDING OF MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

We have adopted householding for our shareholders who share an address. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: Renee Bouche, Simulations Plus, Inc., at 42505 10th Street West, Lancaster, CA 93534, or call (661) 723-7723. Upon your request, we will promptly deliver a separate copy to you.
Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly.
Any shareholders who share the same address and currently receive multiple copies of our proxy statements and annual reports, as applicable, and who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company at the contact information listed above, to request information about householding.
SHAREHOLDER COMMUNICATIONS
Shareholders are encouraged to contact the Company with any requests for information or to communicate with the Board via telephone, mail, or through our web site investor information request form at: http://www.simulations-plus.com/InvestorForm.aspx or through the general information request page: http://www.simulations-plus.com/contact.aspx.
SHAREHOLDER PROPOSALS
Shareholders may submit proposals on matters appropriate for shareholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by our Secretary no later than 120 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting of shareholders. For such proposals or nominations to be considered in the proxy statement and proxy relating to this Annual Meeting of shareholders, they must have been received by us no later than August 19, 2022. For such proposals or nominations to be considered in the proxy statement and proxy relating to our next Annual Meeting of shareholders, they must be received by us no later than August 24, 2023. Shareholder proposals for our next Annual Meeting should be directed to the attention of the Corporate Secretary of the Company, Will Frederick, at 42505 10th Street West, Lancaster, California 93534. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any shareholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC
OTHER MATTERS
The Board knows of no other matters to be presented at the Meeting other than those described above. However, if any other matters properly come before the Meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board.

Appendix A

FIRST AMENDMENT TO
2021 EQUITY INCENTIVE PLAN
OF
SIMULATIONS PLUS, INC.

WHEREAS, the Board of Directors and stockholders of Simulations Plus, Inc. (the “Company”) have adopted the 2021 Equity Incentive Plan of Simulations Plus, Inc., dated April 9, 2021 (the “Plan”);

WHEREAS, pursuant to Section 4(a) of the Plan, a total of 1,300,000 shares of the common stock, par value $0.001 per share, of the Company (“Common Stock”) have been authorized and reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 1,550,000 shares, including shares previously issued thereunder; and

WHEREAS, Section 14 of the Plan permits the Company to amend the Plan from time to time, subject to certain limitations specified therein, including stockholder approval of certain amendments.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan on ___________, 202_:

1. Section 4(a) of the Plan is hereby amended and restated to read in its entirety as follows:

(a) Shares Subject to the Plan. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million five hundred and fifty thousand (1,550,000) shares of the Company’s Common Stock. Of such amount, one million five hundred and fifty thousand (1,550,000) Award Shares may be issued pursuant to Incentive Stock Options.

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to 2021 Equity Incentive Plan of Simulations Plus, Inc. as of ___________, 2023:

SIMULATIONS PLUS, INC.

By:
Name:	Shawn O’Connor
Its:	Chief Executive Office

A-1

PROXY

SIMULATIONS PLUS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/SLP2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 8, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93945-P82882 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SIMULATIONS PLUS, INC.**

**The Board of Directors recommends you vote FOR each of the following director nominees:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

**Nominees**

01) Walter S. Woltosz
02) Dr. John K. Paglia
03) Dr. Daniel Weiner
04) Dr. Lisa LaVange
05) Sharlene Evans

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

**NOTE**: The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date